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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

TEAMSTAFF, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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TEAMSTAFF, INC.
1 Executive Drive, Suite 130
Somerset, New Jersey 08873

NOTICE OF
THE ANNUAL MEETING OF SHAREHOLDERS

To Be Held on August 18, 2011

Date, Time and Location

        You are cordially invited to the Annual Meeting of Shareholders of TeamStaff, Inc., a New Jersey corporation to be held at the Hilton Atlanta, 255 Courtland Street, N.E., Atlanta, Georgia 30303, on August 18, 2011 at 10:00 a.m. local time.

Agenda

        The agenda for the annual meeting is as follows:

        1.     To elect two Class III Directors to hold office for a period of three years until 2014 or until their successors are duly qualified and elected;

        2.     To adopt an amendment to the Company's 2006 Long Term Incentive Plan to increase the number of shares available for issuance under such plan and make certain other revisions as described in proposal 2 of the proxy statement.

        3.     Ratifying the appointment of Withum Smith + Brown, PC as our independent registered public accounting firm for the fiscal year ending September 30, 2011; and

        4.     To transact such other business that may properly be brought before the annual meeting or any adjournment or postponement of the annual meeting.

Record Date

        The record date for the annual meeting is July 13, 2011. Only shareholders of record at the close of business on that date are entitled to notice of, and to vote at, the annual meeting. A list of record shareholders will be available for inspection at TeamStaff's offices located at 1776 Peachtree Street, N.W., Atlanta, Georgia 30309 for a period of ten days before the annual meeting.

Voting

        Whether or not you plan to attend, to assure that your shares are represented at the meeting please either complete, date and sign the accompanying proxy and return it promptly in the enclosed envelope or follow the instructions to vote your shares by the Internet or telephone. If you do attend, you may revoke any prior proxy and vote your shares in person if you wish to do so. Any prior proxy will automatically be revoked if you execute the accompanying proxy or if you notify the secretary of the corporation, in writing, prior to the annual meeting of stockholders. We have included a postage-prepaid envelope for your use, or you may follow the instructions on your proxy card for voting by Internet or by telephone. Submitting your instructions by any of these methods will not affect your right to attend the meeting and vote in person.

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Stockholders on August 18, 2011

The Proxy Statement and our 2010 Annual Report to Stockholders are available at:
http://www.cstproxy.com/teamstaff/2011.

                      By Order of the Board of Directors

                      Victor J. DiGioia
                      Secretary

Dated: July 18, 2011

TEAMSTAFF, INC.
1 Executive Drive, Suite 130
Somerset, New Jersey 08873

PROXY STATEMENT
For
Annual Meeting of Shareholders
to be held on August 18, 2011

        This proxy statement and the accompanying form of proxy are being furnished to you as a shareholder of TeamStaff, Inc., a New Jersey corporation ("TeamStaff" or the "Company"), in connection with the Annual Meeting of Shareholders to be held on August 18, 2011 at 10:00 a.m. (Eastern time) at the Hilton Atlanta, 255 Courtland Street, N.E., Atlanta, Georgia 30303, and at any adjournment or postponement of the meeting. This proxy statement and the accompanying form of proxy will be first sent on or about July 18, 2011 to shareholders entitled to vote at the annual meeting.

SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

        On July 13, 2011 (the "Record Date"), there were issued and outstanding 5,691,183 shares of common stock. Only holders of common stock of record at the close of business on the Record Date are entitled to receive notice of, and to vote at, the annual meeting and any adjournment thereof. Each share of common stock is entitled to one vote on each matter submitted to stockholders. Voting is on a non-cumulative basis. Shares of TeamStaff's common stock represented by an effective proxy in the accompanying form will, unless contrary instructions are specified in the proxy, be voted:

  1.
  FOR the election of the two (2) persons nominated by the board of directors to serve as Class III Directors;

  2.
  FOR the amendment to the 2006 Long Term Incentive Plan to increase the number of shares of common stock available for issuance under such plan and to make certain other revisions as described in proposal 2 of the proxy statement.;

  3.
  FOR the ratification of Withum Smith + Brown, PC as our independent registered public accounting firm for the fiscal year ending September 30, 2011; and

  4.
  FOR such other matters as may be properly brought before the meeting and for which the persons named on the enclosed proxies determine, in their sole discretion to vote in favor.

Quorum

        Under TeamStaff's bylaws, the presence, either in person or by proxy, of the holders of a majority of the outstanding shares of the Company's common stock is necessary to constitute a quorum permitting action to be taken at the annual meeting. Shares are counted as present at the meeting if you are present in person at the meeting, or if you have properly submitted a proxy. In addition, abstentions and broker non-votes are counted as present at the annual meeting for the purpose of determining the presence of a quorum. A "broker non-vote" occurs when a broker or nominee holding shares for a beneficial owner in "street name" does not vote on a particular proposal, because the broker or nominee does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner.

Vote required

        Election of directors is by plurality vote, with the two nominees receiving the highest vote totals to be elected as Class III Directors of TeamStaff. Accordingly, abstentions and broker non-votes will not affect the outcome of the election of directors. The amendment to the 2006 Long Term Incentive Plan and the ratification of the appointment of Withum Smith + Brown, PC as our independent registered public accounting firm for fiscal 2011 both require the affirmative vote by holders of at least a majority of the shares of TeamStaff's common stock who attend the meeting in person or are represented at the meeting by proxy. Accordingly, abstentions will have the effect of a vote against such proposals, while broker non-votes will not be taken into account in determining the outcome of the vote on these proposals.

        Any other matter submitted to the shareholders will require the affirmative vote of a majority of the shares represented and entitled to vote, in person or by proxy, at the annual meeting, unless a greater percentage is required either by law or by our amended certificate of incorporation or bylaws. If you "abstain" from voting on any of these matters, your abstention will be considered as present and entitled to vote for purposes of determining the presence of a quorum, but will have the effect of a vote against the particular matter. In addition, the proxy confers discretionary authority to the persons named in the proxy authorizing those persons to vote, in their discretion, on any other matters properly presented at the annual meeting of stockholders. The board of directors is not currently aware of any such other matters. If any other matter does properly come before the annual meeting, the board of directors intends that the persons named in the enclosed form of proxy will vote on such matter in accordance with their judgment. The persons named as proxies may propose one or more adjournments of the meeting to permit further solicitations of proxies or for other reasons. Any such adjournment would require the affirmative vote of the majority of the outstanding shares present in person or represented by proxy at the meeting.

Manner of Voting

        Shareholders whose shares are registered in their own names may vote via the Internet, by telephone or by mailing a completed proxy card as an alternative to voting in person at the meeting. Instructions for voting via the Internet, by telephone and by mail are set forth on the enclosed proxy card and are summarized below. For shares held in street name, please refer to the voting instruction card included by your broker or nominee.

        By Internet—If you have Internet access, you may submit your proxy by following the "Vote by Internet" instructions on the proxy card.

        By Telephone—You may submit your proxy via telephone by following the "Vote by Telephone" instructions on the proxy card.

        By Mail—You may submit your proxy by signing your proxy card and mailing it in the enclosed, postage-prepaid envelope.

        If you choose to vote in person, you can attend the annual meeting and cast your vote in person.

        If you are a registered holder, your shares will be voted in the manner that you indicate in your proxy. The proxy card provides spaces for you to vote "FOR," or to "WITHHOLD" your authority to vote your shares for the nominees for Class III Directors. The proxy card also provides spaces for you to vote "FOR" or "AGAINST" or "ABSTAIN" from voting in connection with the proposals to amend the 2006 Long Term Incentive Plan and to ratify the appointment of Withum Smith + Brown, P.C. as our independent registered public accounting firm for fiscal 2011. If you return a signed proxy card but do not indicate how you wish to vote your shares, your shares will be voted FOR the election of the nominees for Class III Directors, FOR the amendment to the 2006 Long Term Incentive Plan and FOR the ratification of Withum Smith + Brown, PC as our independent registered public accounting firm for fiscal 2011.

  Shares held in Street Name

        If you hold your shares in street name, you should follow the directions provided by your broker or nominee regarding how to instruct your broker or nominee. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign but do not provide instructions, your shares will be voted as described below. Many banks and brokerage firms have a process for their beneficial holders to provide instructions over the phone or via the Internet. If Internet or telephone voting is unavailable from your bank or brokerage firm, please complete and return the enclosed voting instruction card in the addressed, postage paid envelope provided.

        If you hold your shares in "street name" through a broker or other nominee, then the broker who holds your shares has the authority under the applicable stock exchange rules to vote on certain items when they have not received instructions from you. However, if you hold your shares in street name it is critical that you cast your vote if you want it to count in the election of directors (proposal 1 of this proxy statement) or with respect to the amendment to the 2006 Long Term Incentive Plan (proposal 2 of this proxy statement). This is due to stock exchange rules which do not permit your broker to vote your shares with respect to these proposals if you have not provided directions to your broker. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors, no votes will be cast on your behalf. Your bank or broker will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of the Company's independent registered public accounting firm (proposal 3 of this proxy statement).

Revocation of Proxies

        Any proxy may be revoked at any time before it is voted at the annual meeting. A shareholder may revoke a proxy by submitting a proxy bearing a later date or by notifying the secretary of TeamStaff either in writing prior to the annual meeting or in person at the annual meeting. Revocation is effective only upon receipt of such notice by the secretary of TeamStaff. Shareholders who hold their shares through a broker, bank or other nominee and wish to vote at the meeting must bring to the meeting a letter from the broker, bank or other nominee confirming their beneficial ownership of the shares to be voted.

Solicitation of Proxies

        TeamStaff will bear the cost of the solicitation of proxies by the board of directors. The board of directors may use the services of its executive officers and certain directors to solicit proxies from shareholders in person and by mail, telegram and telephone. Arrangements may also be made with brokers, fiduciaries, custodians and nominees to send proxies, proxy statements and other material to the beneficial owners of TeamStaff's common stock held of record by such persons, and TeamStaff may reimburse them for reasonable out-of-pocket expenses incurred by them in so doing.

        Rules adopted by the Securities and Exchange Commission allow companies to send stockholders a notice of Internet availability of proxy materials, rather than mail them full sets of proxy materials. This year, we chose to mail full packages of materials to stockholders. However, in the future we may take advantage of this new distribution option. If, in the future, we choose to send such notices, they would contain instructions on how stockholders can access our notice of annual meeting and proxy statement via the Internet. It would also contain instructions on how stockholders could request to receive their materials electronically or in printed form on a one-time or ongoing basis.

Annual Report

        The Annual Report to Shareholders on Form 10-K for the fiscal year ended September 30, 2010, including financial statements, accompanies this proxy statement. Any reference in this proxy statement to the "year" or the "fiscal year" means TeamStaff's fiscal year commencing October 1, 2009 to and including September 30, 2010 unless otherwise specifically indicated.

 Principal Offices

        The principal executive offices of TeamStaff are presently located at 1 Executive Drive, Suite 130, Somerset, New Jersey 08873; TeamStaff's telephone number is (866) 952-1647. TeamStaff is planning a relocation of its executive office to 1776 Peachtree Street, N.W. Atlanta, Georgia 30309.

Recommendation of the Board of Directors

        The recommendations of our board of directors are set forth in the description of the matters to be acted on in this proxy statement. In summary, our board of directors recommends a vote:

  •
  FOR the election of the nominees for Class III Directors (see PROPOSAL 1);

  •
  FOR the amendment of the 2006 Long Term Incentive Plan (see PROPOSAL 2); and

  •
  FOR the ratification of Withum Smith + Brown, PC as our independent registered public accounting firm for fiscal 2011 (see PROPOSAL 3).

        With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the board of directors or, if no recommendation is given, they will vote in their own discretion. If you sign and return your proxy card but do not specify how you want to vote your shares, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the board of directors.

PROPOSAL I—ELECTION OF DIRECTORS

Board Structure and Nominees

        Our certificate of incorporation provides for the classification of the board into three classes of directors, each class as nearly equal in number as possible, but not less than one director, and each director to serve for a three-year term, staggered by class. The certificate of incorporation provides that any class of directors of TeamStaff may be removed by the shareholders only for cause by the affirmative vote of the holders of at least 66 2/3% of the combined voting power of all outstanding voting stock. Any vacancies on the board are filled by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum, or by the sole remaining director. Any person nominated by the board of directors to fill the vacancy will serve until completion of the term of the class member being filled.

        The affirmative vote of a plurality of the votes cast, voting together as a single class at the annual meeting of shareholders, is required to elect the nominees for Class III Directors. All proxies received by the board of directors will be voted for the election as directors of the nominees listed below if no direction to the contrary is given. In the event that any nominee is unable to serve, the proxy solicited hereby may be voted, in the discretion of the proxies, for the election of another person in his stead. The board of directors knows of no reason to anticipate that this will occur. No family relationship exists between any of our nominees for election as a director and other directors or executive officers of TeamStaff.

        The terms of the Class III Directors expire at this annual meeting. The present directors of TeamStaff nominated for re-election to TeamStaff's board of directors as Class III Directors at the annual meeting are Messrs. Martin J. Delaney and Zachary C. Parker. Both Class III Directors nominated for election at the annual meeting are currently serving as directors of TeamStaff and are standing for re-election.

        Our board of directors is currently constituted as set forth in the following table. The Class III Directors are the only directors nominated for election at the annual meeting.

Name	Position with Company and Age	Director Continuously Since	Current Term Expires
CLASS III—NOMINEES
Martin J. Delaney	Director, 68	1998	2011
Zachary C. Parker	Director, President and Chief Executive Officer, 53	2010	2011
CLASS I
T. Stephen Johnson	Director, 60	2001	2012
Peter Black	Director, 39	2005	2012
CLASS II
Frederick G. Wasserman	Chairman of the Board, 56	2007	2013
William H. Alderman	Director, 48	2007	2013

        On March 18, 2010, Karl W. Dieckmann, our former Vice Chairman of the Board and a Class II director notified us of his decision not to stand for reelection at our 2010 annual meeting of stockholders, which was held on August 19, 2010, on which date his resignation became effective. In addition, Rick J. Filippelli, our former President and Chief Executive Officer and a director resigned from such positions with our company effective as of February 5, 2010. On February 9, 2010, we entered into an employment agreement with Mr. Zachary C. Parker, pursuant to which he agreed to serve as our Chief Executive Officer and President commencing on February 22, 2010. Pursuant to his employment agreement, Mr. Parker was elected to our board of directors effective on February 22, 2010.

Business Experience of Board of Directors and Nominees

        William H. Alderman joined the Board of Directors in January 2007. Mr. Alderman has over 15 years experience providing investment banking services across multiple industries, with a particular expertise in financings, and mergers and acquisitions in the aerospace and defense industry. Since March 2001, Mr. Alderman has been the President of Alderman & Company, a securities broker specializing in the aerospace and defense industries. Mr. Alderman started his career at Bankers Trust Company and has held senior positions in investment management and corporate development at GE Capital, Aviation Sales Company, and most recently as Managing Director of the aviation investment banking practice of Fieldstone Investments. Mr. Alderman received a MBA from J.L. Kellogg Graduate School of Management in 1989 and is also a graduate of Kenyon College and the Taft School. Mr. Alderman is currently a director of Breeze-Eastern Corp. (member—Strategic Planning Committee) and formerly served as a board member of the Zan Alpha Fund.

        Peter Black joined the Board of Directors in March 2005. For the past twelve years, Mr. Black has been an Investment Analyst and Portfolio Manager at Wynnefield Capital, Inc., where he is responsible for researching and identifying small-cap value investments. Prior to joining Wynnefield, Mr. Black was an investment banker in the mergers and acquisition departments of UBS Securities and SG Cowen & Co. Mr. Black is a graduate of Boston College and received his MBA from Fordham University. Wynnefield Capital, Inc., through certain of its investment funds, is the owner of approximately 25% of our outstanding shares of common stock. Mr. Black is currently a director of Underground Solutions, Inc.

        Martin J. Delaney joined the Board of Directors in July 1998. Mr. Delaney is an attorney and was a prominent healthcare executive who began his hospital management career in 1971 as an Assistant Administrator at Nassau County Medical Center. He has been a director of a large regional Health Maintenance Organization on Long Island, the Hospital Association of New York State, the Greater New York Hospital Association, and chairman of the Nassau-Suffolk Hospital Council. He has been President, CEO and a director of Winthrop University Hospital, Winthrop South Nassau University Health Care Systems, and the Long Island Health Network. He has a graduate degree in health care management from The George Washington University and a law degree from St. John's University. He has been admitted to practice in New York State and Federal courts.

        T. Stephen Johnson has been a director of TeamStaff since September 2001. He served as our Chairman from September 2001 until July 2009. He has served as Chairman of T. Stephen Johnson & Associates, Inc., financial services consulting firm, and its related entities since inception in 1986. Mr. Johnson is a long-time banking consultant and Atlanta entrepreneur who has advised and organized dozens of community banks throughout the Southeast. He is the Chairman and principal owner of Bank Assets, Inc., a provider of benefit programs for directors and officers of financial institutions and was a founder of, and a former chairman and board member of Netbank, Inc. Mr. Johnson was also a former chairman of the board of Directo, Inc. a company specializing in providing financial services for un-banked individuals and a former chairman of Atlanta Financial Corporation.

        Zachary C. Parker became Chief Executive Officer and President of Team Staff in February 2010. He has over 25 years of experience with the government services market, including DoD, holding several senior and executive management positions in addition to business development posts. From March 2008 to February 2010 he held increasing leadership positions with aerospace and defense service provider VT Group plc's US operations. These positions included President of VT Griffin, its largest US entity, and Corporate Executive VP for business development for the entire US operations. Mr. Parker joined the VT Group following a nineteen year career with Northrop Grumman where he held a number of key leadership and business development positions, including the position of Executive Director of Business Development and Executive Director of Western Region Operations. Mr. Parker is active in both professional and community associations including the Governmental Affairs Committee and the Veteran Affairs Task Force of the Washington DC-based Professional Services Council and has served as industry co-chair of the Government/Industry Partnership Executive council. He has also served as board member on joint venture companies in DoD services business. Mr. Parker earned his bachelors degree from California State University, Northridge, with honors, specializing in Human Factors Engineering and has completed post-graduate studies.

        Frederick Wasserman joined the Board of Directors in January 2007 and was appointed as our Chairman in July 2009. Mr. Wasserman is President of FGW Partners, LLC, a financial management consulting firm he started effective May 1, 2008. From August 2005 until December 31, 2006, Mr. Wasserman was the Chief Operating/Financial Officer for Mitchell & Ness Nostalgia Co., a privately-held manufacturer and distributor of licensed sportswear and authentic team apparel. Prior to Mitchell & Ness, Mr. Wasserman served as the President of Goebel of North America, a U.S. subsidiary of the German specialty gift maker, from 2001 to 2005. Mr. Wasserman also served as the Chief Financial Officer of Goebel North America in 2001. Prior to January 2001, Mr. Wasserman served as the Interim President and full-time Chief Financial Officer of Papel Giftware. Mr. Wasserman began his career in the public accounting profession. He received a Bachelor of Science degree in Economics from the University of Pennsylvania's Wharton School, and has been a Certified Public Accountant. Mr. Wasserman also serves as a director of Acme Communications, Inc. (chairman—Nominating Committee, member—Audit Committee), Breeze Eastern Corporation (chairman—Audit Committee), Gilman + Ciocia, Inc. (chairman—Compensation Committee, member—Audit Committee) and MAM Software Group, Inc. (chairman—Audit Committee and member—Governance and Nomination Committee). He has previously served as a director of Allied Defense Group, Inc. (member—Audit Committee, Ethics and Governance Committee), Crown Crafts, Inc. and AfterSoft Group, Inc. (chairman—Audit Committee and member—Governance and Nomination Committee).

Qualifications of Nominees and Directors

        Our Nominating and Corporate Governance Committee has evaluated and recommended each of the directors currently standing for election at the annual meeting. The following table summarizes the specific experience, qualifications, attributes or skills of the directors and director nominees that led our Nominating and Corporate Governance Committee to conclude that such persons should serve as a director of Teamstaff:

Directors and Nominees	Relevant Experience and Qualifications
William H. Alderman	Approximately twenty years of experience in corporate development and investment banking in the aerospace and defense industry, which are businesses that encompass significant government contracting expertise. Possesses a breadth of knowledge about TeamStaff's business as a result of service on our board since 2007.
Peter Black
Significant business and financial experience and background in investment banking derived from experience with Wynnefield Capital, Inc. and prior employers in the investment banking industry. From his investment banking experience, Mr. Black provides the board with meaningful guidance in creating shareholder value. Breadth of knowledge about TeamStaff's business as a result of service on our board since 2005.
Martin J. Delaney
Extensive experience as an executive in the healthcare industry with over 35 years of management positions in various capacities in healthcare businesses, including service as chief executive of a hospital. From his education and training as an attorney, Mr. Delaney provides the board with a valuable perspective in considering various matters affecting the Company. Possesses a breadth of knowledge about TeamStaff's business as a result of service on our board since 1998 and service as senior vice president during 2005.
T. Stephen Johnson
Significant business and financial experience derived from approximately twenty five years of experience in the banking and financial services industries. From his banking experience, Mr. Johnson provides TeamStaff with specific insights in considering matters concerning the capital markets. Possesses a breadth of knowledge about TeamStaff's business as a result of service on our board since 2001.
Zachary C. Parker
Mr. Parker is our President and Chief Executive Officer and has extensive executive experience in the government services industry. As a result of his position as our President and Chief Executive Officer, he has a deep understanding of our operations and strategy and his prior executive experience provides him with significant knowledge of the government services industry.

Directors and Nominees	Relevant Experience and Qualifications
Frederick G. Wasserman	Significant business, accounting and financial experience arising from service as Chief Financial Officer and executive officer of Mitchell & Ness Nostalgia Co., Goebel of North American and Papel Giftware as well as 13 years of experience in the public accounting profession. From his experience serving on the board of numerous companies, including Allied Defense Group, Inc., a government contractor, Mr. Wasserman provides the Company with meaningful management and corporate governance expertise. Possesses a breadth of knowledge about TeamStaff's business as a result of service on our board since 2007.

Business Experience of Executive Officers

        Set forth below is information regarding each of our executive officers as of the Record Date. Further information about Mr. Parker is presented above under the heading "Business Experience of Board of Directors and Nominees".

Name	Age	Positions
Zachary C. Parker	53	President, Chief Executive Officer and Director
John E. Kahn	47	Chief Financial Officer
John F. Armstrong	61	Executive Vice President of Corporate Development
Kevin Wilson	44	President, TeamStaff Government Solutions, Inc.

        John E. Kahn was named Chief Financial Officer on September 17, 2010. From April 2006 to April 2010, Mr. Kahn was the Chief Financial Officer and Secretary of Financial Asset Management Systems, a provider of government and business services. From November 2003 to March 2006, Mr. Kahn was the Chief Financial Officer and Secretary of Trusted Network Technologies, a company providing computer network identity control and audit solutions to government and other customers. Previously, Mr. Kahn served as a financial and business advisor, providing chief financial officer, accounting and strategic financial advice to clients. Mr. Kahn is a certified public accountant and from 1985 to 1993 was with Arthur Andersen as an audit and business advisory manager and audit staff. Mr. Kahn received a Bachelor of Science degree from the University of Wales and is a Fellow of the Institute of Chartered Accountants in England and Wales.

        John F. Armstrong joined TeamStaff as its Executive Vice President of Corporate Development on December 1, 2010 and leads our corporate business development efforts. Mr. Armstrong has over three decades of in-depth experience in the military and the defense industry (both public and private). Mr. Armstrong most recently served as director of the Sustainment and Health Services operation within Lockheed Martin Corporation from May 2008 to November 2010. Previously, from August 2002 to May 2008, he served as senior vice president of business development for Eagle Group International where he was instrumental in successfully growing the company to a competitive large business prior to being acquired by Lockheed Martin. Additionally, Mr. Armstrong served a distinguished career as an officer in the U.S. Army, retiring in 2002. Mr. Armstrong is a fellow in the American College of Healthcare Executives and earned a Master of Business Administration degree from Marymount University, a Master of Arts from Ball State University and completed his undergraduate studies at the University of Central Florida.

        Kevin Wilson was appointed as the President of TeamStaff GS in October 2008. Previously, Mr. Wilson served as the Director of TeamStaff GS from June 2007 through September 2008. From January 2004 to June 2007, Mr. Wilson served as the Director of Strategic Alliances of Varec, Inc., a

subsidiary of government services provider SAIC, Inc., where he was responsible for business development in the domestic and foreign defense markets. From March 1997 to January 2004, Mr. Wilson was the Program Manager for a multiyear defense services contract with Endress Hauser Systems & Gauging. Mr. Wilson also worked at Tracer Research Corporation from January 1990 to March 1997, where he was Project Manager for the United States Air Force, Air Combat Command professional services contract. Mr. Wilson holds a BS in Business Marketing from Northwest Missouri State University.

Meetings of the Board of Directors; Independence and Committees

        During the fiscal year ended September 30, 2010, the board of directors met on 9 occasions. Our board of directors determined that as of September 30, 2010, Messrs. Alderman, Black, Delaney, Johnson and Wasserman satisfied the independence requirements within the meaning of the Nasdaq Marketplace Rules.

        The board of directors has five standing committees: Audit Committee, Management Resources and Compensation Committee, Executive Committee, Nominating and Corporate Governance Committee and Strategic Planning Committee. Each of these committees has a written charter approved by the board of directors. Other than the charter of the Strategic Planning Committee, all of the charters of our board committees, as well as the Company's corporate governance guidelines, are available at the Company's website, www.teamstaff.com (click on "Investors", then on "Corporate Governance").

        For the fiscal year ended September 30, 2010, a general description of the duties of the committees, their members and number of times each committee met were as follows:

        Audit Committee.    A copy of the Audit Committee's amended and restated charter may be viewed on our website at www.teamstaff.com. TeamStaff's Audit Committee acts to: (i) review with management the finances, financial condition and interim financial statements of TeamStaff; (ii) review with TeamStaff's independent registered public accounting firm the year-end financial statements; and (iii) review implementation with the independent registered public accounting firm and management any action recommended by the independent registered public accounting firm and the retention and termination of TeamStaff's independent registered public accounting firm. From October 1, 2009 to August 19, 2010, members of our Audit Committee were Mr. Wasserman (Chair), Mr. Black and Mr. Dieckmann. Due to his resignation on August 19, 2010, Mr. Dieckmann was replaced by Mr. Delaney and the Audit Committee is presently comprised of Messrs. Wasserman, Black and Delaney. Mr. Wasserman is also designated as our Audit Committee Financial Expert. During the 2010 fiscal year, all of the members of our Audit Committee were "independent" within the definition of that term as provided by the Nasdaq Marketplace Rules. During the fiscal year ended September 30, 2010, the Audit Committee met on 4 occasions.

        Management Resources and Compensation Committee.    The charter governing the activities of the Management Resources and Compensation Committee (sometimes referred to as the "Compensation Committee") may be viewed online on our website at www.TeamStaff.com. The Management Resources and Compensation Committee functions include negotiation and review of all employment agreements of executive officers of TeamStaff and administration of TeamStaff's 2006 Long Term Incentive Plan, its 2000 Employee Stock Option Plan and Non-Executive Director Stock Option Plan. From October 1, 2009 to August 19, 2010, the members of the Management Resources and Compensation Committee were and are Mr. Black (Chair), Mr. Dieckmann and Mr. Johnson. Due to the resignation of Mr. Dieckmann on August 19, 2010, the committee presently has two members: Messrs. Black and Johnson. At all times members of the Management Resources and Compensation Committee satisfied the independence requirements of the Nasdaq Marketplace Rules. During the fiscal year ended September 30, 2010, this committee met on 3 occasions.

        To understand the Company's position within the marketplace for management talent and to assist it in making compensation decisions that will help us attract and retain a strong management team, the Management Resources and Compensation Committee reviews national compensation survey data, peer financial performance and compensation information, the Company's financial performance both against its internal financial targets and its designated peer group, and internal compensation comparability among senior executives. The Management Resources and Compensation Committee did not retain a compensation consultant in determining compensation during the Company's 2010 fiscal year. The Management Resources and Compensation Committee from time to time seeks input from the Company's CEO with respect to its consideration of compensation payable to other named executive officers of the Company, including whether the performance of the Company or a particular named executive officer was consistent with previously determined expectations. The Management Resources and Compensation Committee reviews the CEO's recommendations and either approves or does not approve any compensation changes affecting officers of the Company. Further, members of management may provide information to the Management Resources and Compensation Committee that it believes will be helpful to the Management Resources and Compensation Committee in discussing agenda items.

        Nominating and Corporate Governance Committee.    The charter governing the activities of the Nominating and Corporate Governance Committee may be viewed online on our website at www.TeamStaff.com. Pursuant to its charter, the Nominating and Corporate Governance Committee's tasks include reviewing and recommending to the Board issues relating to the Board's composition and structure; establishing criteria for membership and evaluating corporate policies relating to the recruitment of Board members; implementing and monitoring policies regarding principles of corporate governance in order to ensure the Board's compliance with its fiduciary duties to the company and its shareholders; and making recommendations regarding proposals submitted by shareholders. The Nominating and Corporate Governance Committee functions also include the review of all candidates for a position on the board of directors including existing directors for re-nomination and reports its findings with recommendations to the Board. The Nominating and Corporate Governance Committee solicits candidates on behalf of TeamStaff to fill any vacancy on the Board. The members of the Nominating and Corporate Governance Committee members are Mr. Alderman (Chair), Mr. Delaney, and Mr. Johnson, each of whom satisfy the independence requirements of the Nasdaq Marketplace Rules. During the fiscal year ended September 30, 2010, this committee met on 3 occasions.

        Strategic Planning Committee.    The board of directors established a Strategic Planning Committee on July 30, 2009. Members of this committee are Messrs. Alderman, Black, Delaney and Wasserman. Mr. Alderman serves as the chairman of this committee. The Strategic Planning Committee was created in order to confirm the strategic decisions of the Company and, as necessary, engage the services of outside professionals to assess the market for the Company's products and services, and confirm or suggest modifications to, the Company's business plans. During the 2010 fiscal year, the Strategic Planning Committee met on 3 occasions.

        Executive Committee.    The Board of Directors created an Executive Committee effective September 4, 2001. For most of the 2010 fiscal year the committee consisted of Mr. Dieckmann and Mr. Wasserman. Currently, the sole Executive Committee member is Mr. Rick Wasserman. Mr. Wasserman replaced Mr. Johnson on this committee at the time of his appointment as our Chairman. This committee did not meet during the fiscal year ended September 30, 2010.

        No member of the board or any committee failed to attend at least, or participated in fewer than, 75% of the meetings of the board or of a committee on which such member serves.

 Corporate Governance

  Board Leadership Structure

        We have separated the positions of chairman of the board and chief executive officer consistent with the view of the board that such a structure is the most appropriate for us based on the size of the board as well as the experience of the applicable individuals, the current business environment of our company or other relevant factors. Further, the board believes that the separation of the positions of chief executive officer and chairman of the board strengthens its governance structure, fosters clear accountability and enhances alignment on corporate strategy. We will continue to review this structure from time to time in accordance with the needs of the Company.

  Board's Role in Oversight of Risk

        The board of directors does not have a separate risk oversight body but rather manages risk directly. The board of directors mitigates risks through discussing with management the appropriate level of risk for the Company and evaluating the risk information received from management. These risks include financial, technological, competitive, and operational risks. Further, the Audit Committee receives updates from senior management and assesses risk in satisfaction of their risk management role in accordance with the Audit Committee charter. Our Audit Committee charter provides that the Audit Committee is responsible for monitoring material financial and operating risks of the Company. On a quarterly basis, management reports to the Audit Committee regarding our various risk areas. In addition, each of the other committees of the board of directors considers risks within its area of responsibility.

  Nominating Matters

        Our Nominating and Corporate Governance Committee considers candidates for election to our Board of Directors, whether recommended by security holders or otherwise, in accordance with the following criteria. The Nominating and Corporate Governance Committee applies the following general criteria to all candidates:

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  Nominees shall have a reputation for integrity, honesty and adherence to high ethical standards.

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  Nominees should have demonstrated business acumen, experience and the ability to exercise sound judgment in matters that relate to current and long term objectives of the Company and should be willing and able to contribute positively to TeamStaff's decision-making process.

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  Nominees should have a commitment to understand the Company and its industries and to regularly attend and participate in meetings of the Board and its committees.

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  Nominees should have the interest and ability to understand the sometimes conflicting interests of the various constituencies of the Company, which include shareholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all shareholders.

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  Nominees should not have, nor appear to have, a conflict of interest that would impair the nominees' ability to represent the interests of all the Company's shareholders and to fulfill the responsibilities of a director.

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  Nominees shall not be discriminated against on the basis of race, religion, national origin, sex, disability or any other basis proscribed by applicable law.

        The re-nomination of existing directors is not to be viewed as automatic, but is based on continuing qualification under the various criteria set forth above. In addition, the Nominating and Corporate Governance Committee considers the existing director's performance on the Board and any committee thereof. The Nominating and Corporate Governance Committee also considers the backgrounds and qualifications of the directors considered as a group. Although the Company does not have a formal policy with regard to the consideration of diversity in identifying nominees, the Nominating and Corporate Governance Committee will consider whether the candidate assists in achieving a mix of members that represents a diversity of background and experience, including with respect to age, gender, international background, race and specialized experience. Accordingly, the Nominating and Corporate Governance Committee strives to ensure that the Board, when taken as a whole, provides a significant breadth of experience, knowledge and abilities that shall assist the Board in fulfilling its responsibilities. Nominees for the board of directors should be committed to enhancing long-term stockholder value and must possess a high level of personal and professional ethics, sound business judgment and integrity. The Nominating and Corporate Governance Committee may from time to time review the appropriate skills and characteristics required of board members, including such factors as business experience, diversity, and personal skills in finance, marketing, international business, financial reporting and other areas that are expected to contribute to an effective board of directors. In evaluating potential candidates for the board of directors, the Nominating and Corporate Governance Committee considers these factors in the light of the specific needs of the board of directors at that time.

  Procedure to be Followed by Shareholders in Submitting Director Candidate Recommendations

        Any shareholder who desires the Nominating and Corporate Governance Committee to consider one or more candidates for nomination as a director should, either by personal delivery or by United States mail, postage prepaid, deliver a written recommendation addressed to the Chairman, TeamStaff, Inc. Nominating and Corporate Governance Committee at the Company's principal executive offices not later than (i) with respect to an election to be held at an annual meeting of shareholders, 90 days prior to the anniversary date of the immediately preceding annual meeting or if an annual meeting has not been held in the preceding year, 90 days prior the first Tuesday in April; and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders. Each written recommendation should set forth: (a) the name and address of the shareholder making the recommendation and of the person or persons recommended; (b) the consent of such person(s) to serve as a director(s) of the Company if nominated and elected; and (c) a description of how the person(s) satisfy the General Criteria for consideration as a candidate.

  Additional Criteria for Notice of Shareholder Nominees

        In accordance with our By-Laws, any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such shareholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company in accordance with the terms described in the preceding paragraph. Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission ("SEC"); and (e) the consent of each nominee to serve as a director of the Company if so elected.

  Shareholder Communications with the Board

        Any shareholder may communicate with the Board of Directors in writing through the Company's Corporate Secretary provided that the communication identifies the shareholder and the number and type of securities held by that shareholder. The Secretary reviews such communications, and forwards them to the Board of Directors unless the Secretary, in consultation with the Chief Executive Officer, determines that the communication is inappropriate for the Board's consideration (for example, if it relates to a personal grievance or is unrelated to Company business). The Secretary maintains a permanent written record of all such shareholder communications received by the Secretary. This process was unanimously approved by the Nominating and Corporate Governance Committee of the Board of Directors (which is comprised of independent directors).

  Attendance at Annual Meetings

        All of the nominees for directors being voted upon at the annual meeting are directors standing for re-election. Except in the event of unexpected or unusual circumstances, all nominees and other directors are expected to be present at the annual meeting of shareholders. During the annual meeting of stockholders held on August 19, 2010, all of our directors were present.

  Management Resources and Compensation Committee Interlocks

        Mr. Peter Black (Chair), Mr. Karl W. Dieckmann and Mr. T. Stephen Johnson served on the Management Resources and Compensation Committee during the fiscal year ended September 30, 2010. Mr. Dieckmann resigned on August 19, 2010. There are no interlocks between TeamStaff's Directors and directors of other companies.

Code of Ethics and Business Conduct

        On June 20, 2003, TeamStaff distributed a company-wide Code of Ethics and Business Conduct and Code of Ethics for our Chief Executive Officer and Chief Financial Officer. Additionally, both the Codes were posted on TeamStaff's internal intranet website and are available on TeamStaff's Internet web address, www.TeamStaff.com. These Codes were adopted by TeamStaff's Board of Directors, and provide employees with a confidential method of reporting suspected Code violations.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own, directly or indirectly, more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities we issue. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file. Based solely on a review of the copies of such reports received by us, we believe that all Section 16(a) filing requirements applicable to our officers, directors and 10% shareholders were complied with during the 2010 fiscal year.

Director Compensation

        Our non-executive directors are compensated as follows.

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  The annual director fee for our non-executive directors is $20,000;

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  the Chairman of Board and the Audit Committee Chairman shall receive an additional $3,500 per year;

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  the Vice Chairman of the Board, Chairman of the Management Resources and Compensation Committee and Chairman of the Nominating and Corporate Governance Committee each receive an additional $2,500 per year;

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  each non-executive director shall be awarded an annual grant of 3,750 shares of restricted common stock pursuant to the Company' 2006 Long Term Incentive Policy, which shares are fully vested on the date of grant, unless otherwise determined by Management Resources and Compensation Committee. Each non-executive director shall be eligible for an additional annual grant of 1,250 shares of restricted stock for each committee membership held by a non-executive director under the Company's 2006 Long Term Incentive Plan, with such additional award to be fully vested on the date of grant, unless otherwise determined by the Management Resources and Compensation Committee;

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  Reasonable and customary expenses incurred in attending the board and committee meetings are reimbursable.

        A summary of non executive compensation as of September 30, 2010, is as follows:

Summary of Non-Executive Director Compensation

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)(5)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings($)	All Other Compensation ($)	Total ($)
T. Stephen Johnson	$20,000	$8,375				$—	$28,375
Karl W. Dieckmann(3)	$20,625	$11,725				$1,500	$33,850	(4)
William H. Alderman	$22,500	$8,375					$30,875
Peter Black	$22,500	$10,050				$—	$32,550
Martin J. Delaney	$20,000	$8,375					$28,375
Frederick G. Wasserman	$27,000	$10,050				$—	$37,050

(1)
As of September 30, 2010, each director had the following number of Director Plan options outstanding: Mr. Johnson—1,250; Mr. Dieckmann—1,250; Mr. Alderman—0; Mr. Black—1,250; Mr. Delaney—1,250; Mr. Wasserman—0

(2)
On October 13, 2009, we granted an aggregate of 42,500 shares of restricted stock to our non-executive directors as follows: Mr. Johnson—6,250 shares; Mr. Dieckmann—8,750 shares; Mr. Alderman—6,250 shares; Mr. Black—7,500 shares; Mr. Delaney—6,250 shares; and Mr. Wasserman—7,500 shares. The closing price of our common stock on such date was $1.34. "Stock Awards" reflect the portion of restricted stock grants awarded to Named Executives Officers under the Company's 2006 Long Term Incentive Plan that was recognized by the Company as a compensation expense in fiscal year 2010 in accordance with FASB Accounting Standards Codification Topic 718: Compensation—Stock Compensation. A discussion of the methods used to calculate these values may be found in the Notes to Consolidated Financial Statements contained elsewhere in our Annual Report on Form 10-K.

(3)
Effective as of August 19, 2010, Mr. Dieckmann no longer serves on the Company's Board of Directors.

(4)
Subsequently to his resignation, the Company entered into a one year consulting agreement with Mr. Dieckmann pursuant to which the Company pays him a monthly consulting fee of $1,500.

(5)
Excludes restricted stock awards granted to our non-executive directors as of December 1, 2010. On such date, we granted an aggregate of 35,000 shares of restricted stock to our non-executive directors as follows: Mr. Johnson—6,250 shares; Mr. Alderman—6,250 shares; Mr. Black—7,500 shares; Mr. Delaney—7,500 shares; and Mr. Wasserman—7,500 shares.

Report of the Audit Committee of the Board of Directors

        The Audit Committee is comprised solely of independent directors, as defined in the Marketplace Rules of The Nasdaq Stock Market, and operates under a written charter. Management has the primary responsibility for the financial statements and the reporting process, including internal control systems. Our independent registered public accounting firm, Withum Smith + Brown, PC, is responsible for expressing an opinion as to the conformity of our audited financial statements with generally accepted accounting principles. In fulfilling its oversight responsibilities, the Audit Committee:

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  reviewed and discussed the audited financial statements with TeamStaff's management and its independent registered accounting firm;

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  reviewed with the Company's independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of those audited financial statements in accordance with accounting principles generally accepted in the United States of America, their judgments as to the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61, "Communications with Audit Committees", as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board ("PCAOB") in Rule 3200T;

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  discussed with the independent registered public accounting firm their independence from management and the Company and has received from the independent registered public accountants the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence, discussed with the independent registered public accounting firm any relationships that may impact their objectivity and independence, and satisfied itself as to the registered public accounting firm's independence; and

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  discussed with management and the independent registered public accountants the quality and adequacy of the Company's internal controls and reviewed with the independent registered public accountants, their audit plans, audit scope and identification of audit risks;

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  recommended to the board of directors of TeamStaff, on the basis of the foregoing statements, that the audited financial statements be included in TeamStaff's Annual Report on Form 10-K for the fiscal year ended September 30, 2010 for filing with the SEC.

The Audit Committee:
Frederick Wasserman, Chair, Martin Delaney and Peter Black

        The presentation of this report of the Audit Committee does not constitute "soliciting material" and should not be deemed "filed" with the SEC or incorporated by reference into any other filing by us under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof, except to the extent we specifically incorporate this report by reference therein.

 Vote Required and Board Recommendation

        The affirmative vote of the holders of a plurality of the shares of common stock voting at the annual meeting is required for the approval of the nominees for Class III Directors. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE NOMINEES FOR THE CLASS III DIRECTORS AS DESCRIBED IN THIS PROPOSAL NO. 1.

 PROPOSAL NO. 2
AMENDMENT TO 2006 LONG TERM INCENTIVE PLAN

Overview

        Subject to shareholder approval, in July 2011, our board of directors adopted an amendment to our 2006 Long Term Incentive Plan (the "2006 Plan") to (i) increase the number of shares of common stock reserved for issuance pursuant to awards granted under the 2006 Plan by 1,500,000 shares to an initial aggregate of 3,001,625 shares, subject to adjustments permitted under the 2006 Plan and (ii) permit the grant of awards to consultants, as defined in the 2006 Plan (the "2006 Plan Amendment"). We are seeking shareholder approval in order to comply with the listing requirements of the Nasdaq Stock Market and to satisfy the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and the requirements under Section 422 of the Code with respect to incentive stock options to the extent such options are granted under the 2006 Plan. On the Record Date, the last reported sale price of the Company's common stock on the NASDAQ Stock Market was $1.56 per share. The full text of the amended 2006 Long Term Incentive Plan incorporating the amendment is attached as Appendix A.

        The 2006 Plan was originally approved by our stockholders in April 2006. As of the Record Date, there are 1,501,625 shares of common stock authorized for issuance pursuant to awards granted under the 2006 Plan, including 750,000 shares underlying options previously granted which will not vest unless the Company realizes substantial increases in shareholder value. As of the Record Date, there are an aggregate of 79,597 shares of common stock available for issuance pursuant to future awards under the 2006 Plan. As of the Record Date, there were a total of 1,423,028 shares of common stock underlying outstanding awards granted under the 2006 Plan; of this amount there were 972,000 options outstanding with a weighted average exercise price of $0.84 per share.

        We face intense competition in recruiting and retaining high quality personnel. Our success in this regard will be crucial to our success. Our board of directors believes that equity awards, such as restricted stock, restricted stock awards and stock options, are a vital component of compensation packages that we can offer to attract high-caliber individuals. Importantly, they also serve to ensure that our personnel's overall compensation is tied to increases in stockholder value. Our board of directors believes that the number of shares currently available for issuance under the 2006 Plan is not sufficient in view of our compensation structure and strategy and that the availability of the additional 1,500,000 shares will ensure that we continue to have a sufficient number of shares of common stock authorized for issuance under the 2006 Plan. Our board of directors adopted this amendment to ensure that, as we grow over the coming years, we can compete effectively in our recruitment and retention efforts by granting stock options, restricted shares and other equity-linked awards to eligible participants at levels determined appropriate by the compensation committee and/or our board of directors.

        Further, the 2006 Plan presently only permits the Company to grant awards to employees and non-employee directors. The Company believes that amendment the 2006 Plan to permit the grant of awards to bona fide consultants would be in the best interest of the Company and its shareholders as it would enhance the Company's ability to attract and retain qualified persons to provide services to the Company on a consultancy basis while allowing the Company to conserve its cash resources.

 Purposes of the Plan

        The 2006 Plan provides for various types of equity awards, and therefore, will provide us with meaningful flexibility in rewarding our employees and those other individuals who provide significant services to us. The 2006 Plan is intended to provide qualifying persons with equity ownership in our company, thereby strengthening their commitment to our success, promoting the identity of interests between our stockholders and such employees, directors and consultants and stimulating their efforts on our behalf, and to assist us in attracting and retaining talented personnel. Management believes that assuming approval of this proposal, the ratio of the number of shares available for future awards under the 2006 Plan, as amended, in relation to the number of outstanding shares of Common Stock would be within the range of outstanding shares ratios for comparable companies.

        If the 2006 Plan Amendment is approved, we will continue to grant equity-based compensation awards under the 2006 Plan. All awards will be subject to the recommendations of management and approval of the compensation committee and/or board of directors and in compliance with the requirements of the securities laws and any exchange or trading medium on which the shares of common stock may be listed or traded. The Board believes that the approval of the 2006 Plan Amendment is in the best interests of the Company and its stockholders.

Description of the 2006 Plan

        The following is a summary of the principal provisions of the 2006 Plan, as amended. This summary is qualified in its entirety by reference to the full text of the 2006 Plan, as amended, which is included as Appendix A hereto. The following awards may be granted under the 2006 Plan:

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  options to acquire shares of our common stock intended to qualify as incentive stock options, or ISOs, under Section 422(b) of the Code; or

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  non-qualified stock options to acquire shares of our common stock, or NSOs.

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  shares of restricted common stock;

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  Stock Appreciation Rights ("SARs");

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  Performance-based awards; and

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  Other equity-linked awards.

        Shares Reserved for Issuance.    As initially adopted, the maximum number of shares of common stock that may be delivered to participants under the 2006 Plan equals the sum of: (a) 1,250,000 shares of common stock; (b) any shares subject to awards granted under the 2000 Employee Plan and the 2000 Non-Executive Director Plan (collectively, the "2000 Plans"), which are forfeited, expired, canceled or settled in cash without delivery of such shares to the participant or otherwise is terminated without a share issuance; (c) any shares tendered by participants or withheld in payment of the exercise price of options or to satisfy withholding taxes under the 2000 Plans; and (d) any shares repurchased with the proceeds of options exercised under the 2000 Plans. As of the Record Date, the Company had determined that the maximum number of shares of common stock available for issuance pursuant to the 2006 Plan was 1,501,625 shares. If the 2006 Plan Amendment is approved by the Company's stockholders, the maximum number of shares of common stock authorized for issuance under the 2006 Plan will be 3,001,625 shares, subject to adjustment as permitted by the 2006 Plan. The Company's 2000 Non-Executive Director Plan and 2000 Employee Plan have expired and no further awards may be granted under such plans. Presently, there are an aggregate of 5,000 outstanding option awards previously granted under the 2000 Non-Executive Director Plan and which remain outstanding. If permitted in accordance with the terms of the 2006 Plan, as summarized above, the number of authorized shares available for issuance under the 2006 Plan may be increased by up to an additional 5,000 shares.

        Shares that are subject to issuance upon exercise of an award but which cease to be subject to such award (other than due to the exercise of such award), and shares that are subject to an award that is granted but is subsequently forfeited, or that are subject to an award that terminates without shares being issued, will again be available for grant and issuance under the 2006 Plan.

        Administration.    The 2006 Plan is administered by the Management Resources and Compensation Committee of our Board (the "Committee"). The 2006 Plan authorizes the Committee to select those participants to whom awards may be granted, to determine whether and to what extent awards are granted, to determine the number of shares of common stock or other considerations to be covered by each award, to determine the terms and conditions of awards, to amend the terms of outstanding awards, and to take any other action consistent with the terms of the 2006 Plan as the Committee deems appropriate. The Committee may grant awards subject to vesting schedules or restrictions and contingencies in the Company's favor. However, the awards may be subject to acceleration such that they become fully vested, exercisable and released from any restrictions or contingencies upon the occurrence of a change of control (as defined in the 2006 Plan). The Committee may provide that stock-based awards earn dividends or dividend equivalents, which may be paid in cash or shares or may be credited to an account designated in the name of the participants.

        Duration, Amendment and Termination.    The 2006 Plan became effective upon its approval by our shareholders in April 2006 and will terminate on the tenth anniversary of its effective date, unless sooner terminated by the Board of Directors. In addition to the power to terminate the 2006 Plan at any time, the Board of Directors also has the power to amend the 2006 Plan; provided, no amendment to the 2006 Plan may be made without stockholder approval if such approval is required by law or agreement, or if such change would: (i) expand the classes of persons to whom awards may be made under the 2006 Plan; (ii) increase the number of shares of Common Stock authorized for grant under the 2006 Plan; (iii) increase the number of shares which may be granted under awards to any one participant under the 2006 Plan; (iv) allow the creation of additional types of awards; or (v) decrease performance award criteria except to the extent permitted under the 2006 Plan.

        Eligibility.    The 2006 Plan provides that awards may be granted to employees and non-employee directors of the Company as the Committee may determine. If the 2006 Plan Amendment is approved, the Company would also be able to grant awards to consultants under the 2006 Plan. The actual number of individuals who will receive awards cannot be determined in advance because the Committee has discretion to select the participants.

        Terms of Options.    As discussed above, the Committee determines many of the terms and conditions of awards granted under the 2006 Plan, including whether an option will be an "incentive stock option" ("ISO") or a non-qualified stock option ("NQSO"). An option designated as an ISO is intended to qualify as such under Section 422 of the Code. Thus, the aggregate fair market value, determined at the time of grant, of the shares with respect to which ISO's are exercisable for the first time by an individual during any calendar year may not exceed $100,000. NQSOs are not subject to this requirement. No option or stock appreciation right may be granted with a term of more than 10 years from the date of grant. Each option is evidenced by an agreement in such form as the Committee approves and is subject to the following conditions (as described in further detail in the 2006 Plan):

  •
  Vesting and Exercisability:  Options become vested and exercisable, as applicable, within such periods, or upon such events, as determined by the Committee and as set forth in the related stock option agreement. The maximum term of each option is ten years from the date of grant.

  •
  Exercise Price:  Each stock option agreement states the exercise price, which may not be less than 100% of the fair market value of one share of our common stock on the date of the grant (and not less than 110% with respect to an ISO granted to a 10% or greater stockholder).

  •
  Method of Exercise:  The exercise price is generally payable in cash, check, surrender of pre-owned shares of common stock, broker-dealer exercise and sale, or by such other means determined by the Committee.

  •
  Termination of Employment:  Options cease vesting on the date of termination of service or the death or disability of the participant. Options granted under the 2006 Plan generally expire 3 months after the termination of the participant's service to the Company, except in the case of death or disability, in which case the awards generally may be exercised up to 12 months following the date of death or termination of service. However, if the participant is terminated for cause (e.g. for committing an alleged criminal act or intentional tort against us), the participant's options will expire upon termination.

  •
  Change of Control:  The 2006 Plan provides that unless otherwise determined by the Committee, in the event a participant's employment is terminated other than for cause during the 24-month period following a change in control (as defined in the 2006 Plan), any option held by such participant may thereafter be exercised to the extent it was exercisable at the time of such termination of service until the earlier of (i) the latest of (A) the second anniversary of such date of termination or (B) such other date as may be provided for by the Committee, or (ii) the expiration of the stated term of such option.

        Terms of Restricted Stock Awards.    The Committee will determine the participants to whom and the time or times at which grants of restricted stock will be awarded, the number of shares to be awarded to any participant, the conditions for vesting, the time or times within which such awards may be subject to forfeiture and any other terms and conditions of the awards.

        A restricted stock award will be subject to restrictions imposed by the Committee during a period of time specified by the Committee. Restricted stock awards may be issued hereunder to participants, for no cash consideration or for such minimum consideration as may be required by applicable law. The provisions of restricted stock awards need not be the same with respect to each recipient. Any restricted stock issued hereunder may be evidenced in such manner, as the Committee, in its sole discretion, may deem appropriate, including, without limitation, book entry registration or issuance of a stock certificate or certificates. In the event any stock certificates are issued in respect of shares of restricted stock awarded under the 2006 Plan, such certificates will be registered in the name of the participant and will bear an appropriate legend referring to the terms, conditions and restrictions applicable to such award. Except as otherwise determined by the Committee at the time of grant or thereafter, upon the termination of service of a participant during the restriction period, all shares of restricted stock still subject to restriction will be forfeited by the participant and reacquired by the Company. Upon the lapse of restrictions, unrestricted shares, evidenced in such manner as the Committee may deem appropriate, will be issued to the participant.

        Stock Appreciation Rights.    Stock appreciation rights ("SARs") may be granted to participants either alone or in addition to other awards and may, but need not, relate to a specific option granted under the 2006 Plan. In the case of any SAR related to any option, the SAR or applicable portion thereof will terminate and no longer be exercisable upon the termination or exercise of the related option, except that a SAR granted with respect to less than the full number of shares covered by a related option will not be reduced until the exercise or termination of the related option exceeds the number of shares not covered by the SAR. Any option related to any SAR will no longer be exercisable to the extent the related SAR has been exercised. The Committee may impose such conditions or restrictions on the exercise of any SAR, as it will deem appropriate; provided that a SAR will not have a term of greater than ten years.

        Performance-Based Awards.    Performance shares or cash awards will depend on achievement of performance goals based on one or more performance measures determined by the Committee over a performance period as prescribed by the Committee of not less than one year and not more than five years. Performance goals may be established on a corporate-wide basis or as to one or more business units, divisions or subsidiaries, and may be in either absolute terms or relative to the performance of one or more comparable companies on an index covering multiple companies. "Performance measures" means criteria established by the Committee from time to time prior to granting the performance shares or cash awards.

        Performance Criteria.    At the Committee's discretion, performance goals for restricted stock awards, restricted stock units, performance awards or other share-based awards may be based on the attainment of specified levels of one or more of the following criteria: net cash provided by operating activities, earnings per share from continuing operations, operating income, revenues, operating margins, return on operating assets, return on equity, economic value added, stock price appreciation, total shareholder return, cost control, strategic initiatives, market share, net income, or return on invested capital of the Company or the Affiliate or division of the Company for or within which the Participant is primarily employed. Such performance goals also may be based on the achievement of specified levels of Company performance (or performance of an applicable Affiliate or division of the Company) under one or more of the measures described above relative to the performance of other corporations. Such performance goals will be set by the Committee within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder.

        Other Stock-Based Awards, Stock Bonus Awards, and Awards in Lieu of Other Obligations.    Under the 2006Plan, other awards of shares and other awards that are valued in whole or in part by reference to, or are otherwise based on, shares or other property may be granted hereunder to participants. Such other awards may be paid in shares, cash or any other form of property, as the Committee may determine. Subject to the provisions of the 2006 Plan, the Committee will have sole and complete authority to determine the participants to whom and the time or times at which such awards may be made, and all other conditions of such other awards. The provisions of such other awards need not be the same with respect to each recipient. Shares (including securities convertible into shares) subject to such other awards may be issued for no cash consideration or for such minimum consideration as may be required by applicable law.

        Option Repricing Prohibited.    The exercise price for any outstanding option or stock appreciation right may not be decreased after the date of grant, nor may any outstanding option or stock appreciation right be surrendered as consideration for the grant of a new option or stock appreciation right with a lower exercise price.

        Transferability.    No award may be sold, assigned, transferred, pledged or otherwise encumbered, except by will or by the laws of descent and distribution; provided, however, that, if so determined by the Committee, a participant may, in the manner established by the Committee, designate a beneficiary to exercise the rights of the participant with respect to any award upon the death of the participant. Notwithstanding the foregoing, and subject to Section 422 of the Code, the Committee, in its sole discretion, may permit a participant to assign or transfer a nonstatutory option to his or her children or family members, whether directly or indirectly or by means of a trust or partnership or otherwise.

        Adjustments.    In the event any change is made to the common stock issuable under the 2006 Plan by reason of any stock split, stock dividend, combination of shares or recapitalization, appropriate adjustment will be made to the share reserve of the 2006 Plan and to the number of shares and the exercise price of shares subject to outstanding awards as the Committee shall determine to be equitable or appropriate.

 Effect of Amendment to 2006 Plan

        Except as described above, the proposed amendment to the 2006 Plan will not alter any other terms of the 2006 Plan. The proceeds received from the Company from the exercise of options or other awards to purchase Common Stock under the 2006 Plan will be used for general corporate purposes.

Federal Income Tax Implications

        The following discussion summarizes certain federal income tax consequences of the issuance and receipt of options under the 2006 Plan under the law as in effect on the date of this proxy statement. The summary does not purport to cover federal employment tax or other federal tax consequences that may be associated with the 2006 Plan, nor does it cover state, local or non-U.S. taxes. Recipients of awards under the 2006 Plan, as amended from time to time, are advised to consult their personal tax advisors with regard to all tax consequences arising with respect to their awards.

        ISOs.    In general, an optionee realizes no taxable income upon the grant or exercise of an ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the optionee. With certain exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the optionee (and a deduction to the Company) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which the Company is not entitled to a deduction. If the optionee does not dispose of the shares until after the expiration of these one- and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which the Company is not entitled to a deduction.

        NQSOs.    In general, in the case of a NQSO, the optionee has no taxable income at the time of grant but realizes income in connection with exercise of the option in an amount equal to the excess (at the time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price; a corresponding deduction is available to the Company; and upon a subsequent sale or exchange of the shares, any recognized gain or loss after the date of exercise is treated as capital gain or loss for which the Company is not entitled to a deduction. In general, an ISO that is exercised by the optionee more than three months after termination of employment is treated as an NQSO. ISOs are also treated as NQSOs to the extent they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of $100,000.

        Restricted Stock.    A transferee receiving restricted shares for services recognizes taxable income when the shares become vested, generally when they are transferable or no longer subject to a substantial risk of forfeiture. Restricted shares will become vested under the 2006 Plan as the forfeiture terms lapse. Upon vesting, the transferee will include in ordinary income an amount, which will be subject to income tax withholding by the Company, equal to the difference between the fair market value of the shares at the time they become substantially vested and any amount paid for the shares. Upon resale of the shares by the transferee, subsequent appreciation or depreciation in the value of the shares is treated as capital gain or loss. Under Section 83 of the Code, a grantee who is granted restricted stock will generally have income only when the stock vests. The income will equal the fair market value of the stock at that time less any purchase price. However, the grantee may make a so-called "83(b) election" in connection with award to recognize taxable income. Assuming no other applicable limitations, the amount and timing of the deduction available to the Company will correspond to the income recognized by the grantee.

        The foregoing provides only a general description of the application of federal income tax laws to options awarded under the 2006 Plan. This discussion is intended for the information of stockholders considering how to vote at the annual meeting and not as tax guidance to participants in the 2006 Plan, as the consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement.

Tax Treatment of the Company

        Subject to any withholding requirement, the standard of reasonableness, and (if applicable) Section 162(m) of the federal income tax code, we will be entitled to a deduction to the extent any participant recognizes ordinary income from an award granted under the 2006 Plan.

Registration under the Securities Act of 1933

        We plan to register the securities issuable under the 2006 Plan Amendment pursuant to a registration statement on Form S-8 as soon as practicable following stockholder approval of this Proposal.

Interest of Certain Persons

        Each of our directors and executive officers would be eligible to participate in the 2006 Plan Amendment. As a result, approval of the 2006 Plan Amendment impacts each of our directors and executive officers and each of them has a personal interest in this proposal and its approval by our stockholders.

New Plan Benefits

        As of the Record Date, approximately 919 persons were eligible to receive awards under the 2006 Plan, including (i) our named executive officers, (ii) our non-employee directors and (iii) 881 worksite employees. Because benefits under the 2006 Plan will depend on the actions of our board of directors or the Committee, and the fair market value of our common stock at various future dates, the benefits payable under the 2006 Plan Amendment and the benefits that would have been payable had the 2006 Plan Amendment been in effect during the most recent fiscal year are not determinable. The following table sets forth awards granted to the persons or groups specified below under our 2006 Plan during the fiscal year ended September 30, 2010 and through June 30, 2011 (excluding the option awards described in the second table below).

Name and Position	Number of Shares of Common Stock Underlying Options Granted	Number of Shares of Common Stock Underlying Restricted Stock Granted
Named Executive Officers:
Zachary C. Parker, Chief Executive Officer	500,000	—
John E. Kahn, Chief Financial Officer	150,000	—
John F. Armstrong, Executive Vice President	250,000	—
Kevin Wilson, President, TeamStaff GS	—	—
All current named executive officers as a group	900,000	—
All current non-employee directors as a group	—	68,750
All non-executive officer employees as a group	—	—

        Other than as set forth below, no award has been approved under the 2006 Plan that is contingent upon approval of this proposal by our stockholders at the annual meeting. If the stockholders approve the 2006 Plan Amendment, the following option awards, which will be subject to time-based and performance vesting conditions, will be issued to the Company's executive officers, as shown in the table below, and such options will be deemed issued upon the date of stockholder approval at the then-current fair market value of our common stock. If this proposal is not approved, then the recipients will not receive these awards at this time.

Name and Position	Number of Options
Zachary C. Parker, Chief Executive Officer	150,000
John E. Kahn, Chief Financial Officer	100,000
John F. Armstrong, Senior Vice President	100,000
Kevin Wilson, President, TeamStaff Government Solutions, Inc.	75,000
Executive Group	425,000

Vote Required and Board Recommendation

        The affirmative vote of the holders of a majority of the shares of common stock represented in person or by proxy at the annual meeting and entitled to vote is required for the approval of the 2006 Plan Amendment. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE 2006 PLAN AMENDMENT.

 PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

        Withum Smith + Brown, PC has served as our independent registered public accounting firm since July 2007. The Audit Committee of our board of directors has reappointed Withum Smith + Brown, PC as our independent registered public accountants for the fiscal year ending September 30, 2011, and has further directed that management submit the selection of Withum Smith + Brown, PC as our independent registered public accounting firm for ratification by the stockholders at the annual meeting. Stockholder ratification of the selection of Withum Smith + Brown, PC as our independent registered public accounting firm is not required by our bylaws, New Jersey corporate law or otherwise. The board of directors has elected to seek such ratification as a matter of good corporate practice. Should the stockholders fail to ratify the selection of Withum Smith + Brown, PC as our independent registered public accounting firm, the Audit Committee will reconsider whether to retain that firm for fiscal 2011. Even if the selection is ratified, our Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of our shareholders and the Company. Representatives of Withum Smith + Brown, PC are not expected to be present in person at the annual meeting, but are expected to be in attendance at the meeting via teleconference and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Principal Accountant Fees and Services

        The Audit Committee of the board of directors of TeamStaff has selected Withum Smith + Brown, PC, as its independent registered public accounting firm for the current fiscal year. During the 2010 fiscal year, the audit services provided by Withum Smith + Brown, PC consisted of examination of financial statements, services relative to filings with the Securities and Exchange Commission, and consultation in regard to various accounting matters. The following table presents the total fees billed for professional audit and non-audit services rendered by our independent registered public accounting firm for the years ended September 30, 2010 and 2009, and fees billed for other services rendered by our independent registered public accounting firm during those periods.

	Year Ended September 30,
	2010	2009
Audit Fees(1)	$197,000	$175,000
Audit-Related Fees(2)	—	—
Tax Fees(3)	105,000	103,000
All Other Fees(4)	14,000	15,500

Total	$316,000	$293,500

(1)
Audit services consist of work performed in the examination of financial statements, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including attest services and consultation regarding financial accounting and/or reporting standards.

(2)
Audit-related services consist of assurance and related services that are traditionally performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions and special procedures required to meet certain regulatory requirements.

(3)
Tax services consist of all services performed by the independent registered public accounting firm's tax personnel, except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

(4)
Other services consist of those service not captured in the other categories, principally audit services for the Company's 401(k) plan.

        Our Audit Committee has determined that the services provided by our independent registered public accounting firm and the fees paid to them for such services has not compromised the independence of our independent registered public accounting firm.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

        Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. Prior to engagement of the independent registered public accounting firm for the next year's audit, management will submit a detailed description of the audit and permissible non-audit services expected to be rendered during that year for each of four categories of services provided by the independent registered public accounting firm to the Audit Committee for approval. The four categories of services provided by the independent registered public accounting firm are as defined in the footnotes to the fee table set forth above. In addition, management will also provide to the Audit Committee for its approval a fee proposal for the services proposed to be rendered by the independent registered public accounting firm. Prior to the engagement of the independent registered public accounting firm, the Audit Committee will approve both the description of audit and permissible non-audit services proposed to be rendered by the independent registered public accounting firm and the budget for all such services. The fees are budgeted and the Audit Committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires separate pre-approval before engaging the independent registered public accounting firm. To ensure prompt handling of unexpected matters, the Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Vote Required and Board Recommendation

        The affirmative vote of the holders of a majority of the votes cast at the annual meeting is required for the ratification of Withum Smith + Brown, PC as our independent registered public accounting firm for fiscal 2011. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF WITHUM SMITH + BROWN, PC AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2011 AS DESCRIBED IN THIS PROPOSAL NO. 3.

 EXECUTIVE COMPENSATION

        This section provides information, in tabular and narrative formats specified in applicable SEC rules, regarding the amounts of compensation paid to each of our named executive officers and related information. As a smaller reporting company, the Company has presented such information in accordance with the scaled disclosure requirements permitted under applicable SEC regulations.

Summary Compensation Table

        The following table sets forth certain information concerning all cash and non-cash compensation awarded to, earned by or paid to our each of our named executive officers during the two year period ended September 30, 2010:

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)		Stock Awards ($)(3)	Stock Option Awards(4) ($)	All Other Compensation ($)(5)	Total ($)
Zachary C. Parker	2010	$187,200	$122,760	(11)	—	$175,018	$920	$485,898
President and Chief Executive Officer(6)
Rick J. Filippelli,	2010	$41,038			$74,375	$13,785	$291,993	$421,191
Former President and Chief Executive Officer(7)	2009	$290,000	—		$44,625		$4,169	$338,794
John E. Kahn	2010	$8,038	—		$—	$39,084	$41	$47,163
Chief Financial Officer(8)
Cheryl Presuto,	2010	$136,464	$25,000		$28,335	$31,963	$2,349	$224,111
Former Chief Financial Officer(9)	2009	$181,000			$25,500		$2,501	$209,001
Dale West,	2010	$17,203	—			—	$133,551	$150,254
President, TeamStaff Rx(10)	2009	$200,000			$50,500		$990	$251,490
Kevin Wilson,	2010	$200,000	$50,000	(12)	$58,900	—	—	$308,900
President, TeamStaff GS	2009	$200,000			$25,500			$225,500

(1)
"Salary" is comprised of the cash salary paid to the Named Executive Officers during fiscal 2010 and 2009.

(2)
"Bonus" is comprised of cash awards made to the Named Executive Officers in the discretion of the Company's Board of Directors as recommended by the Management Resources and Compensation Committee, subject to certain performance and EBITDA requirements.

(3)
"Stock Awards" reflect the portion of restricted stock grants awarded to Named Executives Officers under the Company's 2006 Long Term Incentive Plan that was recognized by the Company as a compensation expense in fiscal year 2010 and 2009 in accordance with FASB Accounting Standards Codification Topic 718: Compensation—Stock Compensation, and

  thus may include amounts from awards granted in and prior to 2010. A discussion of the methods used to calculate these values may be found in the Notes to Consolidated Financial Statements contained elsewhere in our Annual Report on Form 10-K.

(4)
Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended September 30, 2010 computed in accordance with FASB Accounting Standards Codification Topic 718: Compensation—Stock Compensation, and thus may include amounts from awards granted in and prior to 2010. A discussion of the methods used to calculate these values may be found in the Notes to Consolidated Financial Statements contained elsewhere in our Annual Report on Form 10-K.

(5)
"All Other Compensation" consists of compensation received from employer matching contributions to the Company's 401(k) Plan, long term disability insurance premiums and life insurance premiums paid by the Company for each Named Executive Officer.

(6)
Mr. Parker was appointed as our President and Chief Executive Officer as of February 22, 2010.

(7)
Mr. Filippelli resigned as our President and Chief Executive Officer effective as of February 5, 2010. Other compensation for 2010 includes $290,000 of severance payments.

(8)
Mr. Kahn was appointed as our Chief Financial Officer effective as of September 17, 2010.

(9)
Ms. Presuto resigned as our Chief Financial Officer effective as of August 27, 2010. Following Mr. Filippelli's resignation on February 5, 2010, Ms. Presuto served as our Acting President until Mr. Parker's tenure as our President and CEO commencing on February 22, 2010.

(10)
As previously reported, Ms. West's employment was terminated on January 4, 2010 in connection with the closing of the Company's disposition of assets of TeamStaff Rx.

(11)
Of the reported amount, $45,000 was guaranteed under the employment agreement entered into between the Company and its Chief Executive Officer. The remaining amount of the 2010 bonus was awarded by the Company's Management Resources and Compensation Committee for fiscal 2010 performance.

(12)
Discretionary bonus awarded by the Company's Management Resources and Compensation Committee for fiscal 2010 performance.

        Additional Information.    The Summary Compensation Table above quantifies the amount or value of the different forms of compensation earned by or awarded to our Named Executive Officers in fiscal 2010 and 2009 and provides a dollar amount for total compensation. Descriptions of the material terms of each Named Executive Officer's employment agreement and related information is provided under "Employment Agreements with Named Executive Officers" below. The agreements provide the general framework and some of the specific terms for the compensation of the Named Executive Officers. Approval of the Management Resources and Compensation Committee and/or the Board of Directors is required prior to our entering into employment agreements with its executive officers or amendments to those agreements. However, many of the decisions relating to compensation for a specific year are made by the Management Resources and Compensation Committee and are implemented without changes to the general terms of employment set forth in those agreements. Awards of options or shares of restricted stock were granted under our 2006 Plan. Restricted stock awards contain restrictions on transferability which lapse in accordance with the terms of the award agreement. Holders of shares of restricted stock have voting power and the right to receive dividends, if any, that are declared on those shares which are vested. The 2006 Plan is administered by the Management Resources and Compensation Committee. The committee has authority to interpret the plan provisions and make all required determinations under those plans. This authority includes making required proportionate adjustments to outstanding awards upon the occurrence of certain corporate events such as reorganizations, mergers and stock splits. Awards granted under the 2006 Plan are generally only transferable to a beneficiary of a Plan participant upon his or her death. However, the committee may establish procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable laws.

        On June 28, 2011, the Management Resources and Compensation Committee of the Board of Directors approved annual performance-based cash incentive target bonuses for the Company's principal executive officer, principal financial officer and Named Executive Officers (as defined in Item 402(a)(3) of Regulation S-K) to be effective for the fiscal year ending September 30, 2011 (the "2011 Bonus Targets"). The 2011 Bonus Target for each officer is based on performance criteria to be considered by the Committee in reviewing the Company's overall performance for fiscal 2011, as well as each officer's performance. The specific 2011 Bonus Targets approved were as follows: Zachary C. Parker—$100,000; John E. Kahn—$35,000; John F. Armstrong—$35,000; and Kevin Wilson—$30,000.

        During 2010 fiscal year, no restricted stock awards were granted to our Named Executive Officers. However, during fiscal 2010, we granted options to purchase shares of common stock to certain of our Named Executive Officers in connection with their entry into employment agreements with us. In November 2009, we entered into a new employment agreement with our former Chief Executive Officer for the period commencing October 1, 2009 through his resignation in February 2010. In February 2010, we entered into a separation agreement with Mr. Filippelli memorializing the terms of his departure from the Company. See "Employment Agreements with Named Executive Officers" below. In January 2010, we entered into a new employment agreement with our former Chief Financial Officer for a term expiring September 30, 2010. However, as previously reported, Ms. Presuto resigned from the Company effective as August 27, 2010. Under her agreement she received a base salary at the rate of $181,000 per annum and was granted options to purchase 75,000 shares of common stock under the Company's 2006 Plan. The vesting schedule applicable to the options was as follows: 50% of the options vest on the date of the agreement and the balance shall vest on September 30, 2010, provided Ms. Presuto is an employee as of such date.

        As described in greater detail below, we entered into an employment agreement with Zachary C. Parker to serve as our President and Chief Executive Officer effective as of February 22, 2010 for a term expiring September 30, 2013. In connection with this agreement we agreed to pay Mr. Parker an annual base salary of $288,000 and we granted Mr. Parker options to purchase 500,000 shares of common stock. Of these options, 50,000 options were vested on the grant date and the balance is subject to vesting conditions. For 2010, Mr. Parker was eligible for a bonus of up to 70% of base salary and $45,000 of the bonus was guaranteed. See "Employment Agreements with Named Executive Officers" below. The Company's Management Resources and Compensation Committee reviewed the performance of the Company and Mr. Parker for the fiscal year ended September 30, 2010 and determined to accrue a total bonus of $77,760 for fiscal 2010 performance based on the Company's reported gross margin and revenues for the six month period ending September 30, 2010. The Management Resources and Compensation Committee allocated $42,120 of this amount based on its determination that the Company's actual gross margins for the period during the period for which performance was measured were better than targeted. The remainder of the accrued bonus was determined with reference to actual revenues of the Company being approximately 94% of the targeted threshold amount for the relevant measurement period. See "Employment Agreements with Named Executive Officers" below.

        As described in greater detail below, we entered into an employment agreement with John E. Kahn to serve as our Chief Financial Officer effective as of September 17, 2010 for a term expiring September 30, 2012. In connection with this agreement, we agreed to pay Mr. Kahn an annual base salary of $190,000 and we granted him options to purchase 150,000 shares of common stock. Of these options, 50,000 options were vested on the grant date and the balance is subject to vesting conditions. Mr. Kahn is eligible for a bonus of up to 50% of base salary for fiscal 2011 and a bonus of $20,000 based on contributions towards the Company's compliance with its SEC reporting requirements.

        As previously reported, Ms. West's employment with TeamStaff terminated in connection with the closing of the sale of the operating assets of TeamStaff Rx to Advantage RN, which occurred January 4, 2010. Ms. West received severance payments of 6 months of base salary pursuant to her employment agreement.

        The Company's Management Resources and Compensation Committee awarded Mr. Wilson a discretionary performance bonus of $50,000 for fiscal 2010 based on objectives established for the six month period ending September 30, 2010 and based in part on the recommendation of the Company's CEO. In addition, the Management Resources and Compensation Committee also determined, subsequent to the end of fiscal 2010, that due to the foregoing, it was appropriate that the remaining 10,000 shares of unvested restricted stock subject to the award granted to Mr. Wilson on October 3, 2008 be vested.

        For information regarding the effect on the vesting and treatment of these equity awards on the death, disability or termination of employment of a Named Executive Officer or a change in control of our company, see "Employment Agreements with Named Executive Officers" below. Awards of stock options were granted under our 2006 Plan.

        During the 2009 fiscal year, the Company granted restricted stock awards to its Named Executive Officers as follows. An aggregate of 70,000 shares of restricted stock were granted to Mr. Filippelli, with 35,000 shares vesting on January 2, 2010 and the balance vested on November 19, 2010. Per Mr. Filippelli's employment agreement, any unvested shares immediately vested upon termination. An aggregate of 40,000 shares were granted to each of Ms. Presuto, Mr. Wilson and Ms. West. Of these grants, 20,000 shares vested January 2, 2010 and the balance vests on January 2, 2011. Following Ms. West's departure, however, the vesting conditions applicable to the remaining 20,000 shares will not occur and such shares were cancelled following the closing of the disposition of the operating assets of TeamStaff Rx. Ms. West was also granted an aggregate of 16,612 shares of restricted stock during 2009 pursuant to her employment agreements. These shares were vested as of the grant date. In January 2010, it was determined that 13,750 shares of restricted stock awarded to Mr. Filippelli and 10,000 shares of restricted stock awarded to each of Mr. Wilson and Ms. Presuto would not vest and such awards were forfeited. Following the departure of Ms. Presuto, the vesting conditions related to the remaining 10,000 shares will not occur and such shares were cancelled following her departure. For information regarding the effect on the vesting and treatment of these stock awards on the death, disability or termination of employment of a Named Executive Officer or a change in control of our company, see "Employment Agreements with Named Executive Officers" below.

Outstanding Equity Awards at End of 2010

        The following table sets forth certain information with respect to outstanding equity awards at September 30, 2010 with respect to the Named Executive Officers.

	Option Awards				Stock Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Zachary Parker(4)	50,000	450,000	$1.03	2/9/20	—	—	—	—
John Kahn(5)	50,000	100,000	$0.60	9/22/20	—	—	—	—
Rick Filippelli(6)	30,000	0	$1.00	11/2/14	—	—	—	—
Cheryl Presuto(7)	37,500	0	$1.09	1/14/15	—	—	—	—
Dale West(8)					—	—	—	—
Kevin Wilson(9)					20,000	$10,200	10,000	$5,100

(1)
Represents unvested portion of stock award granted on January 2, 2009 with a two year vesting schedule.

(2)
The market or payout value of stock awards reported in Columns (g) and (i) is computed by multiplying the number of shares of stock reported in Column (f) and (h) by the closing market price of our Common Stock on the last trading day of fiscal 2010.

(3)
Represents unvested portion of stock award granted to Mr. Wilson on October 3, 2008 as part of his employment agreement. These unvested shares are subject to certain performance criteria for the fiscal year ended September 30, 2010.

(4)
Grant of options pursuant to employment agreement entered into between the Company and Mr. Parker on February 9, 2010.

(5)
Grant of options pursuant to employment agreement entered into between the Company and Mr. Kahn on September 22, 2010.

(6)
Pursuant to our separation agreement with Mr. Filippelli, the Company agreed that all unvested stock options and restricted stock awards held by him shall be deemed vested as of the termination date of February 5, 2010 and the options would remain exercisable for their original exercise period.

(7)
As of the effective date of her resignation, Ms. Presuto held options to purchase 37,500 shares of common stock which were vested. Such options expire 90 days following the date of resignation.

(8)
As of September 30, 2009, Ms. West did not hold any unvested restricted shares or options.

(9)
Remaining portion of restricted stock award granted on October 3, 2008 was not vested as of September 30, 2010. Such award vested subsequent to such date.

        Additional Information.    Each stock option grant reported in the table above was granted under, and is subject to, our 2006 Plan. The option expiration date shown above is the normal expiration date, and the last date that the options may be exercised. For each Named Executive Officer, the unexercisable options shown above are also unvested. Unvested options are generally forfeited if the Named Executive Officer's employment terminates, except to the extent otherwise provided in an employment agreement. For information regarding the effect on vesting of options on the death, disability or termination of employment of a Named Executive Officer or a change in control of our company, see "Employment Agreements with Named Executive Officers" below. If a Named Executive Officer's employment is terminated by us for cause, options (including the vested portion) are generally forfeited. The exercisable options shown above, and any unexercisable options shown above that subsequently become exercisable, will generally expire earlier than the normal expiration date if the Named Executive Officer's employment terminates, except as otherwise specifically provided in the Named Executive Officer's employment agreement. For a description of the material terms of the Named Executive Officer's employment agreements, see "Employment Agreements with Named Executive Officers" below. Restricted Stock Awards granted our Named Executive Officers were granted under the 2006 Plan. This table does not reflect prior grants of restricted stock awards that are fully vested.

Employment Agreements with Named Executive Officers

        The following are summaries of the employment agreements with our Named Executive Officers. The agreements provide the general framework and the specific terms for the compensation of the Named Executive Officers.

        In addition to the descriptions set forth below, as of June 1, 2011, the Company entered into amendments to its employment agreements with each of Mr. Zachary C. Parker, Mr. John E. Kahn and Mr. John F. Armstrong pursuant to which each person agreed to amend their employment agreements to modify the definition of the term "change in control" as set forth in person's employment agreement so as to provide assurances that the transactions contemplated under the Company's debenture purchase agreement with Wynnefield Capital, Inc. would not result in a change in control of the Company under the definition of such term as it existed prior to the amendment. For additional information regarding this transaction, see the description contained under the caption "Certain Relationships and Related Transactions and Director Independence".

Zachary C. Parker

        On February 9, 2010, the Company entered into an employment agreement with Mr. Zachary C. Parker pursuant to which he became Chief Executive Officer and President of TeamStaff commencing on February 22, 2010. Mr. Parker's employment agreement also provides for his election to the Company's Board of Directors effective on February 22, 2010. Mr. Parker succeeded Rick J. Filippelli, who served as the Company's Chief Executive Officer and President and a member of its Board of Directors. As previously reported, in the first quarter of fiscal 2010, Mr. Filippelli resigned from his positions with TeamStaff effective February 5, 2010. Also, on February 5, 2010, the Board of Directors named Cheryl Presuto, the Company's Chief Financial Officer, as the Company's Acting President until Mr. Parker commenced employment as TeamStaff's Chief Executive Officer and President. The following is a description of the Company's employment agreement with Mr. Parker which is qualified in its entirety by reference to the full text of such agreement.

        The employment agreement is for an initial term expiring September 30, 2013. Under the employment agreement, Mr. Parker receives a base salary of $288,000. Upon any termination of the Employee's employment on or after the expiration date, other than cause (as defined in the employment agreement), Mr. Parker will be entitled to a severance payment equal to 12 months of his then-current base salary.

        Mr. Parker may receive a bonus in the sole discretion of the Management Resources and Compensation Committee of the Board of Directors of up to 70% of his base salary for each fiscal year of employment. The bonus will be based on performance targets and other key objectives established by the committee at the commencement of each fiscal year. For the period commencing on the effective date of the employment agreement to September 30, 2010, Mr. Parker shall be guaranteed a bonus of $45,000. The committee will establish performance targets for the balance of fiscal 2010 in consultation with Mr. Parker within 30 days of the commencement date to enable him to earn an additional bonus for fiscal 2010, not to exceed in the aggregate 70% of the portion of the base salary actually paid in fiscal 2010.

        The Company granted Mr. Parker options to purchase 500,000 shares of common stock under the 2006 Plan. The options shall vest as follows: 50,000 options vest on the commencement of his employment; 150,000 options shall vest if the closing price of the Company's common stock equals or exceeds $3.00 per share for ten consecutive trading days; an additional 50,000 options shall vest if the closing price of the Company's common stock equals or exceeds $4.00 per share for ten consecutive trading days; an additional 50,000 options shall vest if the closing price of the Company's common stock equals or exceeds $5.00 per share for ten consecutive trading days; an additional 50,000 options shall vest if the closing price of the Company's common stock equals or exceeds $6.00 per share for ten consecutive trading days; an additional 50,000 options shall vest if the closing price of the Company's common stock equals or exceeds $7.00 per share for ten consecutive trading days; and the remaining 100,000 options shall vest if the closing price of the Company's common stock equals or exceeds $9.00 per share for ten consecutive trading days. The options, to the extent vested, shall be exercisable for a period of ten years at the per share exercise price of $1.03, which was the closing price of the Company's common stock on the date of execution of the employment agreement. As used in the employment agreement, closing price shall mean the closing price of the Company's common stock as reported on the principle exchange on which they are listed; provided, however, that in the event of a Change in Control, the closing price shall be equal to the "Change in Control Price", as defined in the 2006 Plan.

        In the event of the termination of his employment, the options granted under the employment agreement will be treated as follows: (i) in the event his employment is terminated for cause, options granted and not exercised as of the termination date shall terminate immediately and be null and void; (ii) in the event Mr. Parker's employment with the Company is terminated due to death, or disability, his (or his estate's or legal representative's) right to purchase shares of common stock pursuant to any stock option or stock option plan to the extent vested as of the date of termination shall remain exercisable for a period of 12 months, but in no event after the expiration of the option; (iii) in the event of a termination of his employment other than for good reason, such options, to the extent vested as of the date of termination, shall remain exercisable for a period of three months following such termination date, but in no event after the expiration of option; (iv) in the event Mr. Parker's employment is terminated by the Company without cause, or by him for good reason, as such terms are defined in the employment agreement, vested options shall remain exercisable in accordance with the 2006 Plan; and (v) in the event of a Change of Control, as defined in the employment agreement, vested options shall remain exercisable in accordance with the 2006 Plan.

        In the event of the termination of employment by us without "cause" or by Mr. Parker for "good reason," as those terms are defined in the employment agreement, or in the event his employment is terminated due to his disability, he would be entitled to: (a) a severance payment of 12 months of base salary; (b) continued participation in our health and welfare plans for a period not to exceed 18 months from the termination date; and (c) all compensation accrued but not paid as of the termination date. In the event of the termination of his employment due to his death, Mr. Parker's estate would be entitled to receive: (a) all compensation accrued but not paid as of the termination date; (b) continued participation in our health and welfare plans for a period not to exceed 18 months from the termination date; and (c) payment of a "Pro Rata Bonus", which is defined as an amount equal to the maximum bonus Mr. Parker had an opportunity to earn multiplied by a fraction, the numerator of which shall be the number of days from the commencement of the fiscal year to the termination date, and the denominator of which shall be the number of days in the fiscal year in which he was terminated. If Mr. Parker's employment is terminated by us for "cause" or by him without "good reason," he is not entitled to any additional compensation or benefits other than his accrued and unpaid compensation.

        In the event that within 90 days of a "Change of Control" as defined in the employment agreement, (a) Mr. Parker is terminated, or (b) his status, title, position or responsibilities are materially reduced and he terminates his employment, the Company shall pay and/or provide to him, the following compensation and benefits: (i) the accrued compensation; (ii) the continuation benefits; and (iii) a lump sum payment equal to 150% of his base salary in effect on the effective date of the change of control. If the payments due in the event of a change in control would constitute an "excess parachute payment" as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), the aggregate of such credits or payments under the employment agreement and other agreements shall be reduced to the largest amount as will result in no portion of such aggregate payments being subject to the excise tax imposed by Section 4999 of the Code. The priority of the reduction of excess parachute payments shall be in the discretion of Mr. Parker. Pursuant to the employment agreement, Mr. Parker is subject to customary confidentiality, non-solicitation of employees and non-competition obligations that survive the termination of such agreements.

John E. Kahn

        On September 22, 2010, the company and Mr. Kahn entered into an employment agreement, the terms of which are summarized below. The following description of the employment agreement is qualified in its entirety by reference to the full text of such agreement. The employment agreement is for an initial term expiring September 30, 2012. Under the employment agreement, Mr. Kahn receives a base salary of $190,000 per annum.

        Mr. Kahn may receive bonuses in accordance with the following parameters: (i) a bonus of $20,000 will be paid in January 2011 based on contributions to the Company's compliance with SEC filing requirements; (ii) an annual bonus of up to 50% of base salary based on performance targets and other key objectives established by the Management Resources and Compensation Committee of the board of directors (the "Committee"); and (iii) target bonus will be adjusted by 2% of base salary for every 1% of variance between targets and actual results and no bonus will be awarded if results are less than 90% of target and no bonus will exceed 70% of base salary.

        The Company granted Mr. Kahn options to purchase 150,000 shares of common stock under the Company's 2006 Plan. The options shall vest as follows: 50,000 options vest immediately; 50,000 options shall vest if the closing price of the company's common stock equals or exceeds $3.00 per share for ten consecutive trading days; and an additional 50,000 options shall vest if the closing price of the Company's common stock equals or exceeds $5.00 per share for ten consecutive trading days. The options, to the extent vested, shall be exercisable for a period of ten years at the per share exercise price equal to the fair market value of the Company's common stock on the date the employment agreement was executed. In the event of the termination of his employment, the options will, to the extent vested, remain exercisable in accordance with the terms of the 2006 Plan.

        In the event of the termination of employment by us without "cause" or by Mr. Kahn for "good reason", or if his employment is terminated due to his disability, he would be entitled to: (a) a severance payment of 12 months from the termination date; (b) continued participation in our health and welfare plans for a period not to exceed 12 months from the termination date; and (c) all compensation accrued but not paid as of the termination date. In the event of the termination of his employment due to his death, Mr. Kahn's estate would be entitled to receive; all compensation accrued but not paid as of the termination date and continued participation on our health and welfare plans for a period not to exceed 12 months form the termination date. If Mr. Kahn's employment is terminated by us for "cause" or by him without "good reason", he is not entitled to any additional compensation or benefits other than his accrued and unpaid compensation. Upon termination of the Employees' employment on or after the expiration date, other than for cause, Mr. Kahn will be entitled to the severance payment.

        Mr. Kahn will receive the following payments and/or benefits in the event that his employment is terminated in connection with a change of control of the Company: (i) his accrued compensation; (ii) continuation benefits; (iii) a lump sum payment equal to 100% of his base salary in lieu of a severance payment; and (iv) all unvested options and other incentive awards shall be fully vested and remain exercisable in accordance with the 2006 Plan. If the payments due in the event of a change in control would constitute an "excess parachute payment as defined in Section 280 g of the Internal Revenue Code of j1986, as amended ("the Code") the aggregate of such credits or payments under the employment agreement and other agreements shall be reduced to the largest amount as will result in no portion of such aggregate payments being subject to the excise tax imposed by Section 4999 of the Code. The priority of the reduction of excess parachute payments shall be in the discretion of Mr. Kahn. Pursuant to the employment agreement, Mr. Kahn is subject to customary confidentiality and non-compete obligations that survive the termination of such agreement.

Kevin Wilson

        On October 3, 2008, we entered into an employment agreement with Mr. Kevin Wilson, the President of our TeamStaff GS subsidiary. The employment agreement was for an initial term expiring September 30, 2010. Subsequently, the Board of Directors extended Mr. Wilson's agreement for an additional period of one year. Under the employment agreement, Mr. Wilson will receive a base salary of $200,000. The term of the agreement was effective as of October 1, 2008. Mr. Wilson may receive a bonus in the sole discretion of the Management Resources and Compensation Committee of the Board of Directors and will have an opportunity to earn a cash bonus of up to 70% of his base salary for each fiscal year of employment. The bonus will be based on performance targets and other key objectives established by the Chief Executive Officer. Thirty percent of the bonus shall be based on achieving revenue targets, sixty percent shall be based on achieving EBITDA targets, and ten percent shall be based on achieving corporate goals established by the Chief Executive Officer. Additional terms of his agreement are summarized below.

        Under the agreement, the Company granted Mr. Wilson 30,000 shares of restricted common stock. The vesting schedule applicable to the restricted stock is as follows: one-third of the restricted shares vest on the date of the agreement; one-third vest on September 30, 2009, upon satisfaction of performance targets and other key objectives established by the Chief Executive Officer for fiscal 2009;

and one-third vest on September 30, 2010, upon the satisfaction of the performance targets determined for fiscal 2010. However, in the event of a change in control (as defined in the employment agreement), the conditions to the vesting of the restricted stock awards shall be deemed void and all such shares shall be immediately and fully vested.

        In the event of the termination of employment by us without "cause" or by Mr. Wilson for "good reason," as those terms are defined in the employment agreement, or in the event his employment is terminated due to his disability, he would be entitled to: (a) a severance payment of 6 months of base salary; (b) continued participation in our health and welfare plans for a period not to exceed 6 months from the termination date; and (c) all compensation accrued but not paid as of the termination date. In addition, in the event of termination for disability, he would also receive a pro-rata bonus, as described below. In the event of the termination of his employment due to his death, Mr. Wilson's estate would be entitled to receive: (a) all compensation accrued but not paid as of the termination date; (b) continued participation in our health and welfare plans for a period not to exceed 6 months from the termination date; and (c) payment of a "Pro Rata Bonus", which is defined as an amount equal to the lesser of (i) $75,000, and (ii) the Targeted Bonus multiplied by a fraction, the numerator of which shall be the number of days from the commencement of the fiscal year to the termination date, and the denominator of which shall be the number of days in the fiscal year in which his employment was terminated. If his employment is terminated by us for "cause" or by him without "good reason," he is not entitled to any additional compensation or benefits other than his accrued and unpaid compensation.

        In the event that within 90 days of a "Change in Control" as defined in the employment agreement, (a) Mr. Wilson is terminated, or (b) his status, title, position or responsibilities are materially reduced and he terminates his employment, we shall pay and/or provide to him the following compensation and benefits: (A) (i) the accrued compensation; (ii) the continuation benefits; and (iii) as severance, base salary for a period of 6 months, payable in equal installments on each of the Company's regular pay dates for executives during the six months commencing on the first regular executive pay date following the termination date; and (B) The conditions to the vesting of any outstanding incentive awards (including restricted stock, stock options and granted performance shares or units) granted to Mr. Wilson shall be deemed void and all such awards shall be immediately and fully vested. In addition, in the event the Company serves a "Notice of Retention" and Mr. Wilson diligently performs his duties during the "Retention Period" (as those terms are defined in the employment agreement), the Company shall pay him, in one lump sum on the first day of the month immediately following the month in which the Retention Period ends, an amount equal to 50% of his then current base salary. In the event the Company fails to serve a Notice of Retention, the Company shall pay him in one lump sum on the first day of the month immediately following the change of control, an amount equal to 50% of his then current base salary.

        Notwithstanding the foregoing, if the payments due in the event of a change in control would constitute an "excess parachute payment" as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), the aggregate of such credits or payments under the employment agreement and other agreements shall be reduced to the largest amount as will result in no portion of such aggregate payments being subject survive the termination of such agreements.to the excise tax imposed by Section 4999 of the Code. Pursuant to the employment agreement, Mr. Wilson is subject to customary confidentiality, non-solicitation of employees and non-competition obligations that

John F. Armstrong

        On December 1, 2010, we named John F. Armstrong as our Executive Vice President of Corporate Development, effective immediately. On February 7, 2011, we entered into an employment agreement with Mr. Armstrong, which is effective as of December 1, 2010 and which will expire on November 30, 2013. The following is a summary of the terms of our agreement with Mr. Armstrong. The following description of the employment agreement is qualified in its entirety by reference to the full text of such agreement. Mr. Armstrong will receive an initial base salary of $215,000 per annum. Mr. Armstrong may receive an annual bonus of up to 50% of base salary based on performance targets and other key objectives established by the Management Resources and Compensation Committee of the board of directors. Target bonus will be adjusted by 2% of base salary for every 1% of variance between targets and actual results and no bonus will be awarded if results are less than 90% of target and no bonus will exceed 70% of base salary. For the Company's 2011 fiscal year, $40,000 of the potential bonus will be guaranteed provided Mr. Armstrong remains employed as of the date on which the bonus payment is made.

        We granted Mr. Armstrong options to purchase 250,000 shares of common stock under our 2006 Plan. The options shall vest as follows: 50,000 options vest immediately; 100,000 options shall vest if the closing price of the Company's common stock equals or exceeds $3.00 per share for ten consecutive trading days; an additional 50,000 options shall vest if the closing price of the Company's common stock equals or exceeds $5.00 per share for ten consecutive trading days; and an additional 50,000 options shall vest if the closing price of the Company's common stock equals or exceeds $7.00 per share for ten consecutive trading days. The options, to the extent vested, shall be exercisable for a period of ten years at the per share exercise price equal to the fair market value of the Company's common stock on the date his employment commenced.

        In the event of the termination of his employment by us without "cause" or by Mr. Armstrong for "good reason" he would be entitled to: (a) a severance payment of 12 months of base salary; b) continued participation in our health and welfare plans for a period not to exceed 12 months from the termination date; and (c) all compensation accrued but not paid as of the termination date. In the event of the termination of his employment due to his death or disability, Mr. Armstrong or his estate, as the case may be, would be entitled to receive all compensation accrued but not paid as of the termination date and continued participation in our health and welfare plans for a period not to exceed 12 months from the termination date. If Mr. Armstrong's employment is terminated by us for "cause" or by him without "good reason," he is not entitled to any additional compensation or benefits other than his accrued and unpaid compensation. Upon termination of the Employee's employment on or after the expiration date, other than for cause, Mr. Armstrong will be entitled to the severance payment.

        Mr. Armstrong will receive the following payments and/or benefits in the event that his employment is terminated in connection with a change of control of the Company: (i) his accrued compensation; (ii) continuation benefits; (iii) a lump sum payment of base salary for a period of six months in lieu of a severance payment; and (iv) all options granted to him which are vested shall remain exercisable in accordance with the 2006 Plan. If the payments due in the event of a change in control would constitute an "excess parachute payment" as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), the aggregate of such credits or payments under the employment agreement and other agreements shall be reduced to the largest amount as will result in no portion of such aggregate payments being subject to the excise tax imposed by Section 4999 of the Code. The priority of the reduction of excess parachute payments shall be in the discretion of Mr. Armstrong. Pursuant to the employment agreement, Mr. Armstrong is subject to customary confidentiality and non-compete obligations that survive the termination of such agreement.

Separation Agreement with Former CEO

        On February 11, 2010, the Company entered into a separation agreement with its former Chief Executive Officer, Rick J. Filippelli, to memorialize the terms of his departure from the Company. As previously reported, Mr. Filippelli resigned from all positions with Company effective as of February 5, 2010. Consistent with the employment agreement the Company entered into with Mr. Filippelli in November 2009, pursuant to the separation agreement and in consideration of the general release granted by Mr. Filippelli to the Company, the Company agreed to provide Mr. Filippelli with the following: (a) a severance payment of $290,000; (b) the provision of health benefits through February 5, 2011; and (c) all unvested stock options and restricted stock awards shall been deemed vested as of the termination date of his employment and all outstanding options shall remain exercisable for their original exercise period. Mr. Filippelli also agreed to certain restrictions on the resale of the 35,000 restricted shares of the Company's Common Stock originally scheduled to vest in January 2011, and the 30,000 shares of Common Stock underlying the option granted pursuant to the November 2009 employment agreement.

Stock Option Plans

2000 Employee Stock Option Plan

        In the fiscal year 2000, the Board of Directors and shareholders approved the adoption of the 2000 Employee Plan to provide for the grant of options to purchase up to 1,714,286 shares of TeamStaff's common stock to all employees, including senior management. Under the terms of the 2000 Employee Plan, options granted there under may be designated as options which qualify for incentive stock option treatment ("ISOs") under Section 422A of the Code, or options which do not so qualify ("Non-ISOs"). As of September 30, 2010, there were no options outstanding under the 2000 Employee Plan. The 2000 Employee Plan expired in January 2010 and no further awards may be made under such plan. The 2000 Employee Plan was administered by the Management Resources and Compensation Committee designated by the Board of Directors. The Management Resources and Compensation Committee has the discretion to determine the eligible employees to whom, and the times and the price at which, options will be granted; whether such options shall be ISOs or Non-ISOs; the periods during which each option will be exercisable; and the number of shares subject to each option. The Committee has full authority to interpret the 2000 Employee Plan and to establish and amend rules and regulations relating thereto.

2000 Non-Executive Director Option Plan

        In fiscal year 2000, the Board of Directors and stockholders approved the adoption of the 2000 Non-Executive Director Plan (the "2000 Non-Executive Director Plan") to provide for the grant of options to non-employee directors of TeamStaff. Under the terms of the 2000 Non-Executive Director Plan, each non-executive director is automatically granted an option to purchase 5,000 shares upon joining the Board and each September lst, pro rata, based on the time the director has served in such capacity during the previous year. The 2000 Non-Executive Director Plan also provided that directors, upon joining the Board, and for one (1) year thereafter, will be entitled to purchase restricted stock from TeamStaff at a price equal to 80% of the closing bid price on the date of purchase up to an aggregate purchase price of $50,000. The 2000 Non-Executive Director Plan expired in January 2010 and no further awards may be made under such plan. As of September 30, 2010, there were 5,000 options held by directors outstanding under the 2000 Non-Executive Director Plan. Effective January 19, 2007, the 2000 Non-Executive Director Plan was suspended due to a change in the compensation terms for non-employee Board members. For additional information regarding our director compensation policy, see below under the caption "Director Compensation".

2006 Long Term Incentive Plan

        The following discussion does not give effect to the proposed amendments to the 2006 Plan as described in Proposal 2 of this proxy statement.

        The Board of Directors adopted the 2006 Long-Term Incentive Plan on January 17, 2006. The shareholders approved the 2006 Long Term Incentive Plan at the annual meeting on April 27, 2006. The Company reserved an aggregate of 1,250,000 shares of common stock for issuance under the 2006 Long Term Incentive Plan. The maximum number of shares of common stock that may be delivered to participants under the 2006 Long-Term Incentive Plan equals the sum of: (a) 1,250,000 shares of common stock; (b) any shares subject to awards granted under the 2000 Employee Plan and the 2000 Non-Executive Director Plan (collectively, the "2000 Plans"), which are forfeited, expired, canceled or settled in cash without delivery of such shares to the participant or otherwise is terminated without a share issuance; (c) any shares tendered by participants or withheld in payment of the exercise price of options or to satisfy withholding taxes under the 2000 Plans; and (d) any shares repurchased with the proceeds of options exercised under the 2000 Plans. As of September 30, 2010, there were 364,597 shares of common stock available for issuance pursuant to awards under the 2006 Long Term Incentive Plan.

        Administration.    The 2006 Long Term Incentive Plan is administered by the Compensation Committee. The 2006 Long Term Incentive Plan authorizes the Compensation Committee to select those participants to whom awards may be granted, to determine whether and to what extent awards are granted, to determine the number of shares of common stock or other considerations to be covered by each award, to determine the terms and conditions of awards, to amend the terms of outstanding awards, and to take any other action consistent with the terms of the 2006 Long Term Incentive Plan as the Committee deems appropriate.

        Terms and Conditions of Awards.    The Compensation Committee is authorized to make any type of award to a participant that is consistent with the provisions of the Plan. Awards may consist of options, stock appreciation rights, restricted stock, restricted stock units, performance shares, cash awards or any combination of these types of awards.

        Subject to the terms of the 2006 Long Term Incentive Plan, the Compensation Committee determines the provisions, terms and conditions of each award. The Committee may grant awards subject to vesting schedules or restrictions and contingencies in the company's favor. However, the awards may be subject to acceleration such that they become fully vested, exercisable and released from any restrictions or contingencies upon the occurrence of a change of control (as defined in the Plan). The Committee may provide that stock-based awards earn dividends or dividend equivalents, which may be paid in cash or shares or may be credited to an account designated in the name of the participants. Participants may also be required or permitted to defer the issuance of shares or cash settlements under awards including under other deferred compensation arrangements of the company. Each option granted under the Plan will be designated as either an incentive stock option or a non-statutory stock option. No option or stock appreciation right may be granted with a term of more than 10 years from the date of grant.

        Performance shares or cash awards will depend on achievement of performance goals based on one or more performance measures determined by the Committee over a performance period as prescribed by the Committee of not less than one year and not more than five years. Performance goals may be established on a corporate-wide basis or as to one or more business units, divisions or subsidiaries, and may be in either absolute terms or relative to the performance of one or more comparable companies on an index covering multiple companies. "Performance measures" means criteria established by the Committee from time to time prior to granting the performance shares or cash awards.

        Exercise Price.    The Plan authorizes the Compensation Committee to grant options and stock appreciation rights at an exercise price of not less than 100% of the fair market value of the shares on the date of grant. The Committee has the right to provide post-grant reduction in exercise price to reflect any floating index as specified in an award agreement. The exercise price is generally payable in cash, check, surrender of pre-owned shares of common stock, broker-dealer exercise and sale, or by such other means determined by the Committee.

        Option Repricing Prohibited.    The exercise price for any outstanding option or stock appreciation right may not be decreased after the date of grant, nor may any outstanding option or stock appreciation right be surrendered as consideration for the grant of a new option or stock appreciation right with a lower exercise price.

Equity Compensation Plan Information

        TeamStaff has three equity compensation plans, all of which were approved by its Board of Directors and its shareholders. The table set forth below discloses outstanding and available awards under our equity compensation plans as of September 30, 2010. The Company does not have any equity compensation plans that have not been approved by security holders. All option and restricted stock grants made to executive officers and directors, including those to the Chief Executive Officer, under employment agreements, are made under the plans referenced below. The plans under which options and restricted stock awards are outstanding are: the 2000 Employee Stock Option Plan ("2000 Employee Plan"), the 2000 Non-Executive Director Option Plan ("2000 Non-Executive Director Plan"), and the 2006 Long Term Incentive Plan ("2006 Long Term Incentive Plan").

Equity Compensation Plan Information
Plan Category	(a) Number of Securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted Average exercise price of outstanding options, warrants and rights (or fair value at date of grant)	(c) Number of securities remaining available for future issuances under equity compensation plans (excluding securities reflected in column (a))
Equity Compensation Plans Approved by Security Holders:
2000 Employee Stock Option Plan(1)	0	N/A	N/A
2000 Non-Executive Director Stock Option Plan(2)	5,000	$5.16	0
2006 Long Term Incentive Plan	722,500	$1.13	364,597

(1)
The 2000 Employee Plan expired in January 2010 and no further awards may be made under such plan.

(2)
The 2000 Non-Executive Director Plan expired in January 2010 and no further awards may be made under such plan. Previously 5,000 shares per year per non-executive director were granted under the 2000 Non-Executive Director Plan for a full year's service and prorated for less than a full year's service. Effective January 19, 2007, this Plan was suspended due to a change in the compensation terms for non-employee Board members.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information as of the Record Date with respect to each nominee, director, and named executive officer as defined in Item 402(a) (3) of Regulation S-K, and the nominees, directors and executive officers of TeamStaff as a group, and to the persons known by TeamStaff to be the beneficial owner of more than five percent of any class of TeamStaff's voting securities. At the Record Date, TeamStaff had 5,691,183 shares of common stock outstanding. The figures stated below are based upon Schedule 13Ds, Schedule 13D/As, Form 3s, and Form 4s filed with the Securities and Exchange Commission by the named persons.

Name	Number of Shares Currently Owned(1)	Percent of Outstanding Stock
William H. Alderman(2) c/o TeamStaff, Inc. 1 Executive Drive Somerset, NJ 08873	69,208	1.2%
Peter Black(3)(12) c/o TeamStaff, Inc. 1 Executive Drive Somerset, NJ 08873	129,666	2.3%
Martin J. Delaney(4) c/o TeamStaff, Inc. 1 Executive Drive Somerset, NJ 08873	80,952	1.4%
Zachary C. Parker(5) c/o TeamStaff, Inc. 1 Executive Drive Somerset, NJ 08873	551,020	8.9%
T. Stephen Johnson(6) c/o TeamStaff, Inc. 1 Executive Drive Somerset, NJ 08873	87,877	1.5%
Frederick G. Wasserman(7) c/o TeamStaff, Inc. 1 Executive Drive Somerset, NJ 08873	75,083	1.3%
John E. Kahn(8) c/o TeamStaff, Inc. 1 Executive Drive Somerset, NJ 08873	201,020	3.4%
John F. Armstrong(9) c/o Teamstaff, Inc. 1 Executive Drive Somerset, NJ 08873	301,020	5.1%

Name	Number of Shares Currently Owned(1)	Percent of Outstanding Stock
Kevin Wilson(10) c/o TeamStaff, Inc. 1 Executive Drive Somerset, NJ 08873	111,020	2.0%
Bernard J. Korman(11) 2129 Chestnut Street Philadelphia, PA 19103	729,146	12.8%
Wynnefield Partners Small Cap Value LP(12)(13) 450 Seventh Ave New York, NY 10123	353,635	6.2%
Wynnefield Partners Small Cap Value LP I(12)(14) 450 Seventh Ave New York, NY 10123	461,158	8.1%
Wynnefield Partners Small Cap Value Offshore Fund, Ltd.(12)(15) 450 Seventh Ave New York, NY 10123	428,072	7.5%
Wynnefield Capital Profit Sharing Plan(12)(16) 450 Seventh Ave New York NY 10123	92,563	1.6%
Channel Partnership II, LP(12)(17) 450 Seventh Ave New York NY 10123	12,500	*
Hummingbird Value Fund(11) 460 Park Avenue, 12th Flr. New York NY 10022	145,060	2.5%
Hummingbird Microcap Value Fund(11) 460 Park Avenue, 12th Flr. New York NY 10022	129,340	2.3%
All officers and directors as a group (9) persons (2, 3, 4, 5, 6, 7, 8, 9, 10)	1,606,866	24.4%

*
Less than 1 percent.

(1)
Ownership consists of sole voting and investment power except as otherwise noted.

(2)
Includes 4,063 unvested shares of restricted stock which may vest within 60 days. Excludes 4,063 shares of restricted stock which are unvested and subject to vesting requirements. Includes 13,750 shares of restricted stock that are vested.

(3)
Includes options to purchase 1,250 shares of TeamStaff's common stock. Includes 4,375 unvested shares of restricted stock which may vest within 60 days. Excludes 4,375 shares of restricted stock which are unvested and subject to vesting requirements. Includes 17,500 shares of restricted stock that are vested. Mr. Black is a member of the Company's Board of Directors and is an Investment Analyst and Portfolio Manager at Wynnefield Capital, Inc. Mr. Black expressly disclaims beneficial ownership of the securities owned by Wynnefield Capital and its affiliates.

(4)
Includes options to purchase 1,250 shares of TeamStaff common stock. Includes 4,375 unvested shares of restricted stock which may vest within 60 days. Excludes 4,375 shares of restricted stock which are unvested and subject to vesting requirements. Includes 13,750 shares of restricted stock that are vested.

(5)
Includes vested options to purchase 50,000 shares of TeamStaff common stock and 450,000 options which are subject to vesting requirements.

(6)
Includes an aggregate of 36,947 shares owned by or on behalf of certain of the holder's family members and as to which shares the listed holder expressly disclaims beneficial ownership. Includes options to purchase 2,500 shares of TeamStaff common stock. Includes 4,375 unvested shares of restricted stock which may vest within 60 days. Excludes 4,375 shares of restricted stock which are unvested and subject to vesting requirements. Includes 16,250 shares of restricted stock that are vested.

(7)
Includes 4,063 unvested shares of restricted stock which may vest within 60 days. Excludes 4,063 shares of restricted stock which are unvested and subject to vesting requirements. Includes 16,250 shares of restricted stock that are vested.

(8)
Includes vested options to purchase 50,000 shares of TeamStaff common stock and 100,000 options which are subject to vesting requirements.

(9)
Includes vested options to purchase 50,000 shares of TeamStaff common stock and 200,000 options which are subject to vesting requirements.

(10)
Includes 60,000 shares of restricted stock which are vested.

(11)
Beneficial ownership is based on Schedule 13D filed with the SEC.

(12)
Beneficial ownership is based upon Schedule 13D, Schedule 13D/As, Form 3, and Form 4s filed with the SEC. Mr. Peter Black, one of our directors, is an affiliate of Wynnefield Capital and its affiliated entities. Mr. Black expressly disclaims beneficial ownership of the securities owned by Wynnefield Capital and its affiliates.

(13)
Includes warrants to purchase 21,538 shares of common stock. Listed shares are directly beneficially owned by Wynnefield Partners Small Cap Value, L.P., as members of a group under Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Wynnefield Capital Management, LLC, as the sole general partner of Wynnefield Partners Small Cap Value, L.P., has an indirect beneficial ownership interest in the shares of Common Stock that Wynnefield Partners Small Cap Value L.P. directly beneficially owns. Nelson Obus and Joshua Landes, as co-managing members of Wynnefield Capital Management, LLC, have an indirect beneficial ownership interest in such shares of Common Stock.

(14)
Includes warrants to purchase 32,308 shares of common stock. Listed shares are directly beneficially owned by Wynnefield Partners Small Cap Value, L.P. I, as members of a group under Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Wynnefield Capital Management, LLC, as the sole general partner of Wynnefield Partners Small Cap Value, L.P. I, has an indirect beneficial ownership interest in the shares of Common Stock that Wynnefield Partners Small Cap Value L.P. I directly beneficially owns. Nelson Obus and Joshua Landes, as co-managing members of Wynnefield Capital Management, LLC, have an indirect beneficial ownership interest in such shares of Common Stock.

(15)
Listed shares are directly beneficially owned by Wynnefield Small Cap Value Offshore Fund, Ltd., as members of a group under Section 13(d) of the Exchange Act. Wynnefield Capital, Inc. as the sole investment manager of Wynnefield Small Cap Value Offshore Fund, Ltd., has an indirect beneficial ownership interest in the shares of Common Stock that Wynnefield Small Cap Value

  Offshore Fund, Ltd. directly beneficially owns. Mr. Obus and Mr. Landes, as principal executive officers of Wynnefield Capital, Inc., have an indirect beneficial ownership interest in the shares of Common Stock that Wynnefield Small Cap Value Offshore Fund, Ltd. directly beneficially owns.

(16)
Wynnefield Capital Inc. Profit Sharing Plan directly beneficially owns 92,563 shares of common stock of TeamStaff. Mr. Obus has the power to vote and dispose of Wynnefield Capital, Inc. Profit Sharing Plan's investments in securities and has an indirect beneficial ownership interest in the shares of Common Stock that Wynnefield Capital, Inc. Profit Sharing Plan directly beneficially owns.

(17)
Listed shares of Common Stock are directly beneficially owned by Channel Partnership II, L.P., as members of a group under Section 13(d) of the Exchange Act. Nelson Obus, as the sole general partner of Channel Partnership II, L.P., has an indirect beneficial ownership interest in the shares of Common Stock that Channel Partnership II, L.P. directly beneficially owns.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
AND DIRECTOR INDEPENDENCE

        Except as disclosed herein, we have not entered into any material transactions or series of similar transactions with any director, executive officer or any security holder owning 5% or more of our common stock. For information concerning employment agreements with, and compensation of, our executive officers and directors, see the disclosure in the section of this proxy statement captioned "Executive Compensation and Related Information"

        As previously reported, on March 31, 2011, the Company entered into a Securities Purchase Agreement (the "Purchase Agreement") with a limited number of accredited investors pursuant to which the Company sold an aggregate of $225,000 of shares of its Common Stock to such persons in a private transaction (the "Equity Investment"). The purchasers participating in the transaction are members of the Company's Board of Directors and management team (the "Purchasers"). The members of the Company's Board of Directors and management team who participated in the Equity Investment were Frederick G. Wasserman, Peter J. Black, William H. Armstrong, Martin J. Delaney, Zachary C. Parker, John E. Kahn, John F. Armstrong and Kevin Wilson. Each Purchaser agreed to purchase $25,000 of Common Stock other than Mr. Black, who agreed to purchase $50,000 of Common Stock. Pursuant to the Purchase Agreement, the Company sold to the Purchasers a total of 459,181 shares of its Common Stock. The transaction closed on March 31, 2011. Of this amount, the Company received $150,000 in total cash proceeds for the purchase of the shares of Common Stock and three of the Purchasers (Messrs. Alderman, Kahn and Wilson), agreed with the Company to pay the purchase price for the shares of Common Stock by granting an offsetting credit to the Company for an amount equal to the purchase price and authorizing the Company to apply such credit against any obligation of the Company to such person within twelve months of the closing date, except for base salary. The aggregate amount of such credits totaled $75,000. The Equity Investment was approved by the members of the Company's Board of Directors that are independent of the other involved parties in accordance with the Company's policy for approving related-party transactions. The Company intends to use these proceeds for general working capital. The value ascribed to the shares issued in the Equity Investment was based on the fair value of the Company's common stock on March 31, 2011. Based in part upon the representations of the Purchasers in the Purchase Agreement, the shares of Common Stock were offered and sold in a private placement to accredited investors (as such term is defined in Rule 501(a), as promulgated under the Securities Act of 1933, as amended), without registration under the Securities Act and the securities laws of certain states, in reliance on the exemption provided by Section 4(2) of the Securities Act and similar exemptions under applicable state laws.

        On June 1, 2011, the Company entered into a debenture purchase agreement (the "Agreement") with entities affiliated with Wynnefield Capital, Inc. (the "Purchasers"), providing for a standby commitment pursuant to which the Purchasers agreed to purchase convertible debentures (the "Convertible Debentures") in an aggregate principal amount of up to $350,000 (the "Total Commitment Amount"). During the 24-month commitment term, upon at least five (5) days' written notice by the Company, the Purchasers will purchase Convertible Debentures in the aggregate principal amount specified in such notice up to the Total Commitment Amount. In addition, the Company issued the Purchasers warrants to purchase an aggregate of 53,846 shares of common stock (the "Warrants") in consideration of their agreement to provide the Total Commitment Amount. As of the date hereof, no Convertible Debentures have been sold by Company. The Company intends to use any proceeds resulting from the sale of the Convertible Debentures for working capital and general corporate purposes. The Convertible Debentures will mature on the 27-month anniversary of issuance and bear interest at the rate of the greater of the prime rate plus 5%, or 10% per annum, payable at maturity or upon redemption of such Convertible Debentures. The Convertible Debentures are convertible into shares of the Company's common stock at an initial conversion price of $1.30 per share. The initial conversion rate is subject to adjustment to account for certain customary events and also will include weighted-average anti-dilution protection for future issuances by the Company, subject to certain exclusions. The Company can also redeem the outstanding Convertible Debentures at any time at 120% of the remaining principal amount, plus accrued but unpaid interest. The Warrants will be exercisable for five years at an initial exercise price equal to $1.00. The initial exercise price of the Warrants is subject to adjustment for certain customary events and includes weighted average anti-dilution protection for future issuances by the Company, subject to certain exclusions. In connection with the parties' entry into the Agreement, the Company, TeamStaff Government Solutions, Inc., the Purchasers and Presidential Financial Corporation entered into subordination agreements concerning the terms of the subordination of the Convertible Debentures to the secured loan facility provided by Presidential Financial Corporation. Under the subordination agreements, the Company may not make payments to the Purchasers under the Convertible Debentures unless before and following such payments, no "Event of Default" exists under the secured loan facility. The Purchasers are entities affiliated with Wynnefield Capital, Inc., the Company's largest shareholder. Mr. Peter Black, a member of the Company's Board of Directors, is an employee of Wynnefield Capital. The Convertible Debentures and Warrants will be restricted securities issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

Approval for Related Party Transactions

        Although we have not adopted a formal policy relating to the approval of proposed transactions that we may enter into with any of our executive officers, directors and principal shareholders, including their immediate family members and affiliates, our Audit Committee, all of the members of which are independent, reviews the terms of any and all such proposed material related party transactions. The results of this review are then communicated to the entire board of directors, which has the ultimate authority as to whether or not we enter into such transactions. We will not enter into any material related party transaction without the prior consent of our Audit Committee and our board of directors. In approving or rejecting the proposed related party transaction, our Audit Committee and our board of directors shall consider the relevant facts and circumstances available and deemed relevant to them, including, but not limited to the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products, and, if applicable, the impact on a director's independence. We shall approve only those agreements that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as our Audit Committee and our board of directors determine in the good faith exercise of their discretion.

Independence of our Board of Directors and its Committees

        The listing rules established by the Nasdaq Stock Market, LLC require that a majority of the members of a listed company's board of directors qualify as "independent" as affirmatively determined by the board, meaning that each independent director has no direct or indirect material relationship with a company other than as a director and/or a shareholder. Our board of directors consults with legal counsel to ensure that our board's determination with respect to the definition of "independent" is consistent with current Nasdaq listing rules. Our board of directors reviewed all relevant transactions or relationships between each director, or any of his family members, and our company and has affirmatively determined that each of our current directors, other than Zachary C. Parker (our Chief Executive Officer), are independent directors under the applicable guidelines noted above. Our board of directors has five committees: the Audit Committee, the Management Resources and Compensation Committee, the Nominating and Corporate Governance Committee, the Strategic Planning Committee and the Executive Committee. All of the members of our Audit, Nominating and Corporate Governance and Management Resources and Compensation Committees meet the standards for independence required under current Nasdaq Stock Market listing rules, SEC rules, and applicable securities laws and regulations.

HOUSEHOLDING OF PROXY MATERIALS

        The SEC has approved a rule governing the delivery of disclosure documents. This rule allows us to send a single copy of this proxy statement to any household at which two or more of our shareholders reside, if we believe that the shareholders are members of the same family. Some banks, brokers and other intermediaries may be participating in this practice of "householding" proxy statements and annual reports. This rule benefits both the Company and its shareholders as it reduces the volume of duplicate information received at a shareholder's house and helps reduce our expenses. Each shareholder, however, will continue to receive individual proxy cards or voting instructions forms. Shareholders that have previously received a single set of disclosure documents may request their own copy by contacting their bank, broker or other nominee record holder. We will also deliver a separate copy of this proxy statement to any shareholder upon written request to our corporate secretary at our principal executive offices.

SHAREHOLDER PROPOSALS

        By-law Provisions.    In accordance with our by-laws, a shareholder who desires to present a proposal for consideration at next year's annual meeting must submit the proposal no later than the close of business on the date that is 90 days prior to the anniversary date of the immediately preceding annual meeting. The submission should include the proposal and a brief statement of the reasons for it, the name and address of the shareholder (as they appear in our stock transfer records), the number of shares beneficially owned by the shareholder and a description of any material interest that the shareholder may have in the proposal. Proposals should be addressed to our corporate secretary at our principal executive offices.

        Eligibility to Submit a Proposal.    Under Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, in order to be eligible to submit a proposal, you must have continuously held at least $2,000 in market value, or 1%, of the Company's securities entitled to be voted on the proposal at the meeting for at least one year by the date you submit the proposal. You must continue to hold those securities through the date of the meeting.

        Inclusion in Next Year's Proxy Statement.    Notwithstanding the Company's by-law provisions cited above, a shareholder who desires to have his or her proposal included in next year's proxy statement must deliver the proposal to our principal executive offices (at the address noted above) no later than the close of business on March 20, 2012.

        Presentation at Meeting.    Rule 14a-4(c) under the Exchange Act provides that if a proponent of a proposal fails to notify us at the address below at least 45 days prior to the month and day of mailing of the prior year's proxy statement (or any date specified in an advance notice provision), then the management proxy holders will be allowed to use their discretionary voting authority with respect to the voting of proxies when the proposal is presented at the meeting, without any discussion of the matter in the proxy statement. With respect to our 2012 annual meeting of stockholders, if we are not provided notice of a stockholder proposal, which the stockholder has not previously sought to include in our proxy statement, by June 4, 2012, the management proxy holders will be allowed to use their discretionary authority with respect to the voting of proxies.

ADDITIONAL INFORMATION

        A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2010 FILED WITH THE SEC WILL BE FURNISHED WITHOUT EXHIBITS TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST SENT TO OUR CORPORATE SECRETARY AT OUR PRINCIPAL EXECUTIVE OFFICES. Each request must set forth a good faith representation that as of the Record Date, the person making the request was the beneficial owner of common stock of TeamStaff entitled to vote at the annual meeting of shareholders. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file reports, proxy and information statements and other information with the SEC. Such reports, proxy and information statements and other information we file can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. at prescribed rates. You can contact the SEC at 1-800-SEC-0330 for additional information about these facilities. The SEC maintains a web site that contains reports, proxy and information statements and other information filed through the SEC's Electronic Data Gathering, Analysis and Retrieval System. This web site can be accessed at http://www.sec.gov.

OTHER BUSINESS

        As of the date of this proxy statement, the only business which the board of directors intends to present, and knows that others will present, at the annual meeting is that herein above set forth. If any other matter or matters are properly brought before the annual meeting, or any adjournments thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their judgment.

By Order of the Board of Directors
Victor J. DiGioia, Secretary

July18, 2011

        REGARDLESS OF WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO VOTE AS SOON AS POSSIBLE BY PROXY EITHER VIA TELEPHONE, INTERNET OR MAIL, IN ACCORDANCE WITH THE ENCLOSED VOTING INSTRUCTIONS. IF YOU VOTE BY MAIL, MARK, SIGN AND DATE THE PROXY CARD IN ACCORDANCE WITH THE INSTRUCTIONS ON THE PROXY CARD AND RETURN IT IN THE ENCLOSED PRE-ADDRESSED, POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE.

Appendix A

TEAMSTAFF, INC. 2006 LONG-TERM INCENTIVE PLAN

As amended on                    , 2011

Section 1—Purposes

        The purposes of the TeamStaff, Inc. 2006 Long-Term Incentive Plan (the "Plan") are to encourage selected Employees and Non-Employee Directors of TeamStaff, Inc., a New Jersey corporation (the "Company"), and its Affiliates to acquire a proprietary and vested interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company's future success and prosperity, thus enhancing the value of the Company for the benefit of shareholders and to enhance the ability of the Company and its Affiliates to attract and retain individuals of exceptional managerial talent upon whom, in large measure, the sustained progress, growth and profitability of the Company depends.

Section 2—Definitions

        As used in the Plan, the following terms will have the meanings set forth below:

        (a)   "Affiliate" means: (i) any Person that directly, or through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company; or (ii) any entity in which the Company has a significant equity interest, as determined by the Committee;

        (b)   "Award" means any Option, Stock Appreciation Right, Restricted Stock Award, Performance Share, Performance Unit, dividend equivalent, Other Stock Unit Award or any other right, interest or option relating to Shares or other property granted pursuant to the provisions of this Plan;

        (c)   "Award Agreement" means any written agreement, contract or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by both the Company and the Participant;

        (d)   "Board" means the Board of Directors of the Company;

        (e)   "Cause" means: (i) "Cause" as that term is defined in any Individual Agreement to which the Participant is a party; or (ii) if there is no such Individual Agreement or if the Individual Agreement does not define Cause: (A) conviction of the Participant for committing a felony under federal law or the law of the state in which such action occurred; (B) dishonesty in the course of fulfilling the Participant's employment duties; (C) deliberate failure on the part of the Participant to perform his or her employment duties in any material respect as determined by the Board; or (D) prior to a Change in Control, such other events as may be determined by the Committee. Prior to a Change in Control, the Committee will, unless otherwise provided in an Individual Agreement with the Participant, have the sole discretion to determine whether "Cause" exists, and its determination will be final;

        (f)    "Change in Control" means: (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either: (A) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock"); or (B) the combined voting power of the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions will not constitute a Change of Control: (W) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company), (X) any acquisition by the Company, (Y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (Z) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (A), (B) and (C) of subsection (iii) of this Section 2(f) are satisfied; or (ii) Individuals who, as of September 30, 2005, constituted the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to September 30, 2005 whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or (iii) Approval by the shareholders of the Company of a reorganization, merger, binding share exchange or consolidation, in each case, unless, following such reorganization, merger, binding share exchange or consolidation: (A) more than 60% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger, binding share exchange or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger, binding share exchange or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, binding share exchange or consolidation, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; (B) no person (excluding the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such reorganization, merger, binding share exchange or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger, binding share exchange or consolidation, directly or indirectly, 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger, binding share exchange or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors; and (C) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger, binding share exchange or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger, binding share exchange or consolidation; or (iv) Approval by the shareholders of the Company of: (A) a complete liquidation or dissolution of the Company; or (B) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition: (1) more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; (2) no Person (excluding the Company and any employee benefit plan (or related trust) of the Company or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors; and (3) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company;

        (g)   "Change in Control Price" means, with respect to a Share, the highest price per such Share paid in such tender or exchange offer or corporate transaction. To the extent the consideration paid in any such transaction described above consists all or in part of securities or other non-cash consideration, the value of such securities or other non-cash consideration will be determined by the Committee;

        (h)   "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto;

        (i)    "Committee" means the Management Resources and Compensation Committee of the Board, or any successor to such committee, composed of no fewer than three directors, each of whom is an Outside Director;

        (j)    "Company" means TeamStaff, Inc., a New Jersey corporation;

        (k)   "Consultant" shall mean any consultant or advisor who provides services to the Company or any Subsidiary, so long as such person: (i) renders bona fide services that are not in connection with the offer and sale of the Company's securities in a capital raising transaction and does not directly or indirectly promote or maintain a market for the Company's securities; and (ii) can be covered as a consultant under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 registration statement (or a successor form thereto).

        (l)    "Covered Employee" means a "covered employee" within the meaning of Section 162(m)(3) of the Code, or any successor provision thereto;

        (m)  "Disability" means, unless otherwise provided by the Committee: (i) "Disability" as defined in any Individual Agreement to which the Participant is a party; or (ii) if there is no such Individual Agreement or it does not define "Disability," total disability as determined under the Company's Long-Term Disability Plan applicable to the Participant, or (iii) if no such plan exists, as is determined by the Committee;

        (n)   "Effective Date" has the meaning set forth in Section 15;

        (o)   "Employee" means any employee or prospective employee of the Company or any Affiliate, other than a Non-Employee Director. Unless otherwise determined by the Committee in its sole discretion, for purposes of the Plan, an Employee will be considered to have incurred a Termination of Service and to have ceased to be an Employee if his or her employer ceases to be an Affiliate, even if he or she continues to provide services to such employer;

        (p)   "Exchange Act" means the Securities Exchange Act of 1934, as amended;

        (q)   "Fair Market Value" means, with respect to any property, the market value of such property determined by procedures the Committee will establish from time to time. Unless otherwise determined by the Committee, the Fair Market Value of Shares as of any date will be the average of the high and low trading prices during normal business hours for the Shares as reported on the NASDAQ Stock Exchange (or on any national securities exchange or over the counter market trading system on which the Shares are then listed for trading) for that date or, if no such prices are reported for that date, the average of the high and low trading prices on the preceding date for which such prices were reported, all as reported by such source as the Committee may select;

        (r)   "Good Cause" has the meaning ascribed to such term in a Participant's Individual Agreement, if any, or the determination of the Committee in the absence thereof;

        (s)   "Incentive Stock Option" means an Option granted under Section 6 that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto;

        (t)    "Individual Agreement" means an employment, severance consulting or similar agreement between a Participant and the Company or one of its Subsidiaries or Affiliates, including without limitation any Change of Control Employment Agreement with a Participant;

        (u)   "Non-Employee Director" means a member of the Board who is not an employee of the Company, or any of its Affiliates or Subsidiaries;

        (v)   "Nonstatutory Stock Option" means an Option granted under Section 6 that is not intended to be an Incentive Stock Option;

        (w)  "Option" means any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee will determine;

        (x)   "Other Stock Unit Award" means any right granted to a Participant by the Committee pursuant to Section 10;

        (y)   "Outside Director" means a director who qualifies as an "independent director" within the meaning of Section 4200(a)(15) of the NASDAQ Marketplace Rules, and as an "outside director" within the meaning of Section 162(m) of the Code and as a "non-employee director" within the meaning of Rule 16b-3 promulgated under the Exchange Act;

        (z)   "Participant" means an Employee, Non-Employee Director, or Consultant who is selected by the Committee to receive an Award under the Plan;

        (aa) "Performance Award" means any Award of Performance Shares or Performance Units pursuant to Section 9;

        (bb) "Performance Period" means that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured;

        (cc) "Performance Share" means any grant pursuant to Section 9 of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee will determine, including, without limitation, cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee will establish at the time of such grant or thereafter;

        (dd) "Performance Unit" means any grant pursuant to Section 9 of a unit valued by reference to a designated amount of property other than Shares, which value may be paid to the Participant by delivery of such property as the Committee will determine, including, without limitation, cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee will establish at the time of such grant or thereafter;

        (ee) "Person" means any individual, corporation, partnership, association, limited liability company, joint-stock company, trust, unincorporated organization or government or political subdivision thereof;

        (ff)  "Qualified Performance-Based Award" means an Award of Restricted Stock, Performance Units, Performance Shares or Other Stock Unit Awards designated as such by the Committee at the time of grant, based upon a determination that: (i) the recipient is or may be a "covered employee" within the meaning of Section 162(m)(3) of the Code in the year in which the Company would expect to be able to claim a tax deduction with respect to such Restricted Stock, Performance Units or Performance Shares; and (ii) the Committee wishes such Award to qualify for the Section 162(m) Exemption;

        (gg) "Restricted Stock" means any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including, without limitation, any restriction on the right to vote such Share, and the right to receive any cash dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate;

        (hh) "Restricted Stock Award" means an award of Restricted Stock under Section 8;

        (ii)   "Retirement" means retirement from active employment with the Company, a Subsidiary or Affiliate as defined in the Company's retirement program, as determined by the Committee;

        (jj)   "Section 162(m) Exemption" means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code;

        (kk) "Shares" means the shares of common stock of the Company;

        (ll)   "Stock Appreciation Right" means any right granted to a Participant pursuant to Section 7 to receive, upon exercise by the Participant, the excess of: (i) the Fair Market Value of one Share on the date of exercise or, if the Committee will so determine in the case of any such right other than one related to any Incentive Stock Option, at any time during a specified period before the date of exercise; over (ii) the grant price of the right on the date of grant, or if granted in connection with an outstanding Option on the date of grant of the related Option, as specified by the Committee in its sole discretion. The grant price will not be less than the Fair Market Value of one Share on such date of grant of the right or the related Option, as the case may be, except in the case of Substitute Awards or in connection with an adjustment provided in Section 4(c). Any payment by the Company in respect of such right may be made in cash, Shares, other property, or any combination thereof, as the Committee, in its sole discretion, will determine;

        (mm)  "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain;

        (nn) "Substitute Awards" means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or with which the Company combines; and

        (oo) "Termination of Service" means the termination of the Participant's employment with, or performance of services for, the Company and any of its Subsidiaries or Affiliates. A Participant employed by, or performing services for, a Subsidiary or an Affiliate will also be deemed to incur a Termination of Service if the Subsidiary or Affiliate ceases to be such a Subsidiary or an Affiliate, as the case may be, and the Participant does not immediately thereafter become an employee of, or service provider for, the Company or another Subsidiary or Affiliate. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Subsidiaries and Affiliates will not be considered Terminations of Service.

Section 3—Administration

        The Committee will administer the Plan, subject to the approval and ratification of the Board of the Committee's actions. The Committee will have full power and authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board to: (a) select the Employees to whom Awards may from time to time be granted hereunder; (b) determine the type or types of Award to be granted to each Participant; (c) determine the number of Shares to be covered by each Award granted hereunder; (d) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (e) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property or canceled or suspended; (f) determine whether, to what extent, and under what circumstances cash, Shares, other property and other amounts payable with respect to an Award made under the Plan will be deferred either automatically or at the election of the Participant; (g) modify, amend or adjust the terms and conditions of any Award, at any time or from time to time, including but not limited to performance goals; provided, however, that the Committee may not adjust upwards the amount payable with respect to a Qualified Performance-Based Award or waive or alter the performance goals associated therewith; (h) interpret and administer the Plan and any instrument or agreement entered into under the Plan; (i) establish such rules and regulations and appoint such agents as it will deem appropriate for the proper administration of the Plan; and (j) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan. No amendment to the terms of an Award will have the effect of reducing the purchase price of any Option or grant price of any Stock Appreciation Right, including the cancellation of an Option or Stock Appreciation Right and replacement with another Award with a lower purchase or grant price. Notwithstanding the foregoing or anything else to the contrary in the Plan, any action or determination by the Committee specifically affecting or relating to an Award to a Non-Employee Director will be approved and ratified by the Board. The Committee may act only by a majority of its members then in office. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may: (i) allocate all or any portion of its responsibilities and powers to any one or more of its members; and (ii) delegate (subject to the approval and ratification of the Board) all or any part of its responsibilities and powers to any officer of the Company selected by it, provided that no such delegation may be made that would cause Awards or other transactions under the Plan to cease to be exempt from Section 16(b) of the Exchange Act or cause an Award designated as a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption. The Committee may revoke any such allocation or delegation at any time. Any determination made by the Committee with respect to any Award will be made in the sole discretion of the Committee at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of the Plan will be final and binding on all persons, including the Company, any Participant, any shareholder and any Employee. Any authority granted to the Committee may also be exercised by the full Board, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16(b) of the Exchange Act or cause an Award designated as a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action will control.

Section 4—Shares Subject to the Plan

        (a)   Commencing on the "as amended" date first set forth above, and subject to adjustment as provided in Section 4(c), a total of 3,001,625 Shares will be authorized for issuance under the Plan. If any Shares subject to an Award or to an award under the Company's 2000 Employee Stock Option Plan and the 2000 Non-Executive Director Stock Option Plan (the "Pre-Existing Plans") which are forfeited, expired, canceled or if any Award or award under the Pre-Existing Plans based on Shares is settled for cash or otherwise is terminated without issuance of such Shares, the Shares subject to such award will, to the extent of such cash settlement, forfeiture or termination, again be available for Awards under the Plan. Shares reserved for any award under the Pre-Existing Plans that are not reserved for a specific award are available for Awards under the Plan. In the event that any Option or other Award granted hereunder is exercised through the tendering of Shares (either actually or by attestation) or in the event that withholding tax liabilities arising from such Option or other Award are satisfied by the tendering of Shares or by the withholding of Shares by the Company, only the number of Shares issued net of the Shares tendered or withheld will be counted for purposes of determining the maximum number of Shares available for issuance under the Plan. In the event that any option or award granted under the Pre-Existing Plans is exercised through the tendering of Shares or in the event that withholding tax liabilities arising from such options or awards are satisfied by the tendering of Shares or the withholding of Shares by the Company, the Shares so tendered or withheld will again be available for Awards under the Plan. Shares reacquired by the Company on the open market using the cash proceeds received by the Company from the exercise of Options granted under the Plan or options granted under the Pre-Existing Plans that are exercised after the effective date of the Plan will be available for Awards under the Plan; provided, that the number of Shares available will not exceed the amount of: (A) such cash proceeds divided; by (B) the Fair Market Value of the Shares on the date of exercise of the applicable Options. In addition, Substitute Awards will not reduce the Shares authorized for issuance under the Plan or authorized for grant to a Participant in any calendar year;

        (b)   Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise; and

        (c)   In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or in the event of any extraordinary dividend or other similar event, such adjustments and other substitutions will be made to the Plan and to Awards as the Committee, in its sole discretion, deems equitable or appropriate, including, without limitation, such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan, in the aggregate or to any one Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Options, Stock Appreciation Rights or other Awards granted under the Plan, and in the number, class and kind of securities subject to Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company or the payment of cash) as the Committee may determine to be appropriate in its sole discretion; provided, however, that the number of Shares subject to any Award will always be a whole number.

Section 5—Eligibility

        Any Employee, Non-Employee Director or Consultant will be eligible to be selected as a Participant; provided, however, that Incentive Stock Options will not be awarded to Non-Employee Directors or Consultants.

Section 6—Stock Options

        Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. An Award Agreement in such form will evidence any Option granted under the Plan as the Committee may from time to time approve. Any such Option will be subject to the following terms and conditions and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee will deem desirable:

        (a)    Option Price.    The purchase price per Share purchasable under an Option will be determined by the Committee in its sole discretion; provided, however, that, except in the case of Substitute Awards or in connection with an adjustment provided for in Section 4(c), such purchase price of an Option will not be less than the Fair Market Value of the Share on the date of the grant, provided, further that the Committee will have the authority to provide for a post-grant reduction in exercise price to reflect any floating index as specified in an Award Agreement, provided, that, unless the Committee determines otherwise, no such provision will be included in any Award Agreement of a Participant who the Committee determines is or may be a Covered Employee in the year in which the

Option is expected to be taxable to such Participant to the extent that such provision would result in such Option failing to meet the requirements of the Section 162(m) Exemption;

        (b)    Option Period.    The Committee in its sole discretion will fix the term of each Option; provided that (except as specifically provided in Section 6) no Option will be exercisable after the expiration of ten years from the date the Option is granted;

        (c)    Exercisability.    Options will be exercisable at such time or times as determined by the Committee at or subsequent to grant. Except under certain circumstances in connection with a Participant's Termination of Service or in the event of a Change in Control, Options will not be exercisable before the expiration of one year from the date the Option is granted;

        (d)    Method of Exercise.    Subject to the other provisions of the Plan, any Option may be exercised by the Participant in whole or in part at such time or times:(i) by delivering written notice of exercise to the Company specifying the number of shares of Common Stock subject to the Option to be purchased; and (ii) by making payment of the option price in such form or forms, including, without limitation, payment by delivery of cash, delivery of Shares (either actually or by attestation) already owned by the Participant for at least six months (or any shorter period sufficient to avoid a charge to the Company's earnings for financial reporting purposes) or delivery of other consideration (including, where permitted by law and the Committee), Awards having a Fair Market Value on the exercise date equal to the total option price, or by any combination of cash, such Shares and other consideration as the Committee may specify in the applicable Award Agreement. If approved by the Committee, except to the extent prohibited by applicable law, payment in full or in part may also be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the option price, and, if requested, the amount of any federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. No shares of Common Stock will be delivered until full payment therefor has been made. Except as otherwise provided herein or in an applicable Award Agreement, a Participant will have all of the rights of a shareholder of the Company holding the class or series of Common Stock that is subject to such Option (including, if applicable, the right to vote the shares and the right to receive dividends), when the Participant has delivered written notice of exercise and has paid in full for such shares;

        (e)    Incentive Stock Options.    In accordance with rules and procedures established by the Committee, and except as otherwise provided in Section 11, the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options held by any Participant which are exercisable for the first time by such Participant during any calendar year under the Plan (and under any other employee benefit plans of the Company or any Subsidiary) will not exceed $100,000 or, if different, the maximum limitation in effect at the time of grant under Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder. Incentive Stock Options will not be granted to Participants who are Non-Employee Directors or prospective employees. The terms of any Incentive Stock Option granted hereunder will comply in all respects with the provisions of Section 422 of the Code or any successor provision, and any regulations promulgated thereunder;

        (f)    Form of Settlement.    In its sole discretion, the Committee may provide, at the time of grant, that the Shares to be issued upon an Option's exercise will be in the form of Restricted Stock or other similar securities, or may reserve the right so to provide after the time of grant;

        (g)    Termination by Reason of Death.    Unless otherwise determined by the Committee, if a Participant incurs a Termination of Service by reason of death, any Option held by such Participant will vest in full and will remain exercisable: (i) in the case of a Nonstatutory Stock Option, until the first anniversary of such Termination of Service (notwithstanding any earlier expiration of the stated term of such Nonstatutory Stock Option); and (ii) in the case of an Incentive Stock Option, until the earlier of: (A) the first anniversary of the date of death; or (B) the expiration of the stated term of such Incentive Stock Option;

        (h)    Termination by Reason of Disability.    Unless otherwise determined by the Committee, if a Participant incurs a Termination of Service by reason of Disability, any Option held by such Participant will vest in full and remain exercisable until: (i) in the case of a Nonstatutory Stock Option, the first anniversary of such Termination of Service (notwithstanding any earlier expiration of the stated term of such Nonstatutory Stock Option); and (ii) in the case of an Incentive Stock Option, the earlier of: (A) the first anniversary of such Termination of Service; or (B) the expiration of the stated term of such Option; provided, however, that if the Participant dies within such period, notwithstanding the expiration of such period, any unexercised Option, may thereafter be exercised (x) in the case of a Nonstatutory Stock Option, for a period of one year from the date of such death (notwithstanding any earlier expiration of the stated term of such Nonstatutory Stock Option) and (y) in the case of an Incentive Stock Option, until the earlier of (1) the first anniversary of the date of death or (2) the expiration of the stated term of such Incentive Stock Option. In the event of Termination of Service by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Option will thereafter be treated as a Nonstatutory Stock Option;

        (i)    Termination by Reason of Retirement.    Unless otherwise determined by the Committee, if a Participant incurs a Termination of Service by reason of Retirement, any Option held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of such Termination of Service, or on such accelerated basis as the Committee may determine, until the earlier of: (i) the third anniversary of such Termination of Service; or (ii) the expiration of the stated term of such Option; provided, however, that if the Participant dies within such period, any unexercised Option may to the extent exercisable on the date of death thereafter be exercised (A) in the case of a Nonstatutory Stock Option, until the later of (x) the first anniversary of the date of death (notwithstanding any earlier expiration of the stated term of such Nonstatutory Stock Option) or (y) the third anniversary of the Termination of Service by reason of Retirement and (B) in the case of an Incentive Stock Option, until the earlier of (xx) the later of: (1) the first anniversary of the date of death; or (2) the third anniversary of the Termination of Service by reason of Retirement or (yy) the expiration of the stated term of such Incentive Stock Option. In the event of Termination of Service by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Option will thereafter be treated as a Nonstatutory Stock Option;

        (j)    Other Terminations.    Unless otherwise determined by the Committee: (i) if a Participant incurs a Termination of Service for Cause, all Options held by such Participant will thereupon immediately terminate; (ii) if a Participant incurs a Termination of Service due to a termination by the Company for any reason other than death, Disability, Retirement or for Cause, any Option held by such Participant, may, to the extent it was exercisable at the time of Termination of Service, be exercised until the earlier of (A) 90 days from the date of such Termination of Service or (B) the expiration of the stated term of the Option; and (iii) if a Participant incurs a Termination of Service due to a voluntary termination by the Participant (other than for Retirement), any Option held by such Participant, may, to the extent it was exercisable at the time of Termination of Service, be exercised until the earlier of (A) 30 days from the date of such Termination of Service or (B) the expiration of the stated term of the Option; provided, however, that if the Participant dies within either of the exercise periods established by Sections 5(j)(ii) and 5(j)(iii), any unexercised Option held by such Participant will, continue to be exercisable to the extent to which it was exercisable at the time of death until (x) in the case of Nonstatutory Stock Options, the first anniversary of the date of death (notwithstanding any earlier expiration of the stated term of such Nonstatutory Stock Option) or (y) in the case of Incentive Stock Options, the earlier of (A) the first anniversary of the date of death or (B) the expiration of the stated term of such Option; and

        (k)    Change in Control Termination.    Unless otherwise determined by the Committee, notwithstanding any other provision of this Plan to the contrary, in the event a Participant incurs a Termination of Service other than for Cause during the 24-month period following a Change in Control, any Option held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of such Termination of Service until the earlier of: (i) the latest of: (A) the second anniversary of such date of Termination of Service; or (B) such other date as may be provided in the Plan for such Termination of Service or as the Committee may provide in the Award Agreement; or (C) such other date as may be provided in any Individual Agreement; or (ii) the expiration of the stated term of such Option; provided, however, that if the Participant dies within such period, notwithstanding the expiration of such period, any unexercised Option may to the extent exercisable on the date of death thereafter be exercised (x) in the case of a Nonstatutory Stock Option, until the later of: (i) the end of such exercise period; or (ii) the first anniversary of the date of death (notwithstanding any earlier expiration of the stated term of such Nonstatutory Stock Option) or (y) in the case of an Incentive Stock Option, until the earlier of: (i) the later of (A) the end of such exercise period or (B) the first anniversary of the date of death; or (ii) the expiration of the stated term of such Incentive Stock Option. If an Incentive Stock Option is exercised after the expiration of the post-termination exercise periods that apply for purposes of Section 422 of the Code, such Option will thereafter be treated as a Nonstatutory Stock Option.

Section 7—Stock Appreciation Rights

        Stock Appreciation Rights may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan and may, but need not, relate to a specific Option granted under Section 6. The provisions of Stock Appreciation Rights need not be the same with respect to each recipient. Any Stock Appreciation Right related to a Nonstatutory Stock Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option. Any Stock Appreciation Right related to an Incentive Stock Option must be granted at the same time such Option is granted. In the case of any Stock Appreciation Right related to any Option, the Stock Appreciation Right or applicable portion thereof will terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a Stock Appreciation Right granted with respect to less than the full number of Shares covered by a related Option will not be reduced until the exercise or termination of the related Option exceeds the number of Shares not covered by the Stock Appreciation Right. Any Option related to any Stock Appreciation Right will no longer be exercisable to the extent the related Stock Appreciation Right has been exercised. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right, as it will deem appropriate; provided that a Stock Appreciation Right will not have a term of greater than ten years.

Section 8—Restricted Stock

        (a)    Administration.    Shares of Restricted Stock may be awarded either alone or in addition to other Awards granted under the Plan. The Committee will determine the Employees and Non-Employee Directors to whom and the time or times at which grants of Restricted Stock will be awarded, the number of shares to be awarded to any Employee or Non-Employee Director, the conditions for vesting, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards, in addition to those contained in Section 14(f);

        (b)    Issuance.    A Restricted Stock Award will be subject to restrictions imposed by the Committee during a period of time specified by the Committee (the "Restriction Period"). Restricted Stock Awards may be issued hereunder to Participants, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The provisions of Restricted Stock Awards need not be the same with respect to each recipient. Except for certain situations specified by the Committee (and as provided in

Section 11(a)(ii)), Restricted Stock Awards will be subject to restrictions for a minimum of two years from date of grant;

        (c)    Registration.    Any Restricted Stock issued hereunder may be evidenced in such manner, as the Committee, in its sole discretion, will deem appropriate, including, without limitation, book entry registration or issuance of a stock certificate or certificates. In the event any stock certificates are issued in respect of shares of Restricted Stock awarded under the Plan, such certificates will be registered in the name of the Participant and will bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award; and

        (d)    Forfeiture.    Except as otherwise determined by the Committee at the time of grant or thereafter, upon Termination of Service for any reason during the Restriction Period, all Shares of Restricted Stock still subject to restriction will be forfeited by the Participant and reacquired by the Company and the Company will cancel any book entry registrations. Unrestricted Shares, evidenced in such manner as the Committee will deem appropriate, will be issued to the Participant promptly after expiration of the period of forfeiture, as determined or modified by the Committee.

Section 9—Performance Awards

        Performance Awards may be issued hereunder to Participants, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance criteria to be achieved during any Performance Period and the length of the Performance Period will be determined by the Committee upon the grant of each Performance Award; provided, however, that a Performance Period may not be shorter than 12 months or longer than five years. Except as provided in Section 11 or as otherwise specified by the Committee, Performance Awards will be distributed only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee at the time of payment. The performance levels to be achieved for each Performance Period and the amount of the Award to be distributed will be conclusively determined by the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis.

Section 10—Other Stock Unit Awards

        (a)    Administration.    Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property ("Other Stock Unit Awards") may be granted hereunder to Participants, either alone or in addition to other Awards granted under the Plan, and such Other Stock Unit Awards will also be available as a form of payment in the settlement of other Awards granted under the Plan. Other Stock Unit Awards may be paid in Shares, cash or any other form of property, as the Committee will determine. Subject to the provisions of the Plan, the Committee will have sole and complete authority to determine the Employees and Non-Employee Directors to whom and the time or times at which such Awards will be made, the number of Shares to be granted pursuant to such Awards, and all other conditions of the Awards. The provisions of Other Stock Unit Awards need not be the same with respect to each recipient. Unless Other Stock Unit Awards are made in lieu of cash compensation, they will be subject to performance and/or vesting restrictions similar to those identified in Section 8 or 9; and

        (b)    Terms and Conditions.    Shares (including securities convertible into Shares) subject to Awards granted under this Section 10 may be issued for no cash consideration or for such minimum consideration as may be required by applicable law. Shares (including securities convertible into Shares) purchased pursuant to a purchase right awarded under this Section 10 will be purchased for such consideration as the Committee will determine in its sole discretion, which, except in the case of

Substitute Awards, will not be less than the Fair Market Value of such Shares or other securities as of the date such purchase right is awarded.

Section 11—Termination and Change in Control Provisions

        (a)    Impact of Event.    Notwithstanding any other provision of the Plan to the contrary, unless the Committee will determine otherwise at the time of grant with respect to a particular Award, in the event of a Termination of Service for any reason other than for Cause or a Termination of Service because of a Change in Control under Section 2 (f)(ii) or 2 (f)(iii):

            (i)  any Options and Stock Appreciation Rights outstanding as of the date such Change in Control occurs, and which are not then exercisable and vested, will become fully exercisable and vested;

           (ii)  the restrictions and deferral limitations applicable to any Restricted Stock outstanding as of the date such Change in Control occurs will lapse, and such Restricted Stock will become free of all restrictions and limitations and become fully vested and transferable;

          (iii)  all Performance Awards outstanding as of the date such Change in Control occurs will be considered to be earned and payable in full, or at such other level as may be specified in the applicable Award agreement between the Participant and the Company, and any deferral or other restriction will lapse and such Performance Awards will be immediately settled or distributed; and

          (iv)  the restrictions and deferral limitations and other conditions applicable to any Other Stock Unit Awards or any other Awards outstanding as of the date such Change in Control occurs will lapse, and such Other Stock Unit Awards or such other Awards will become free of all restrictions, limitations or conditions and become fully vested and transferable.

        (b)    Termination of Service Cash-Out.    Notwithstanding any other provision of the Plan, during the 60-day period from and after a qualifying Termination of Service (the "Exercise Period"), if the Committee will determine at, or at any time after, the time of grant, a Participant holding an Option or Stock Appreciation Right will have the right, whether or not the Option or Stock Appreciation Right is fully exercisable and in lieu of the payment of the purchase price for the Shares being purchased under the Option or Stock Appreciation Right and by giving notices to the Company, to elect (within the Exercise Period) to surrender all or part of the Option or Stock Appreciation Right to the Company and to receive cash, within 90 days of such notice, in an amount equal to the amount by which the Change in Control Price per Share on the date of such election will exceed the purchase price per Share under the Option or Stock Appreciation Right (the "spread") multiplied by the number of Shares granted under the Option or Stock Appreciation Right as to which the right granted under this Section 11(b) will have been exercised.

Section 12—Code Section 162(m) Provisions

        (a)   Notwithstanding any other provision of the Plan, if the Committee determines at the time Restricted Stock, a Performance Award or an Other Stock Unit Award is granted to a Participant who is, or is likely to be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Section 12 is applicable to such Award;

        (b)   If Restricted Stock, a Performance Award or an Other Stock Unit Award is subject to this Section 12, then, in addition to any other restrictions imposed on such Awards, the grant, the lapsing of restrictions thereon and/or the distribution of cash, Shares or other property pursuant thereto, as applicable, will be subject to the achievement of one or more objective performance goals established by the Committee, which will be based on the attainment of specified levels of one or any combination of the following: net cash provided by operating activities, earnings per share from continuing operations, operating income, revenues, operating margins, return on operating assets, return on equity, economic value added, stock price appreciation, total shareholder return, cost control, strategic initiatives, market share, net income, or return on invested capital of the Company or the Affiliate or division of the Company for or within which the Participant is primarily employed. Such performance goals also may be based on the achievement of specified levels of Company performance (or performance of an applicable Affiliate or division of the Company) under one or more of the measures described above relative to the performance of other corporations. Such performance goals will be set by the Committee within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder;

        (c)   Notwithstanding any provision of the Plan other than Section 11, with respect to any Restricted Stock, Performance Award or Other Stock Unit Award that is subject to this Section 12, the Committee may adjust downwards, but not upwards, the number of such Awards to be granted to such Participant and/or the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals except in the case of a Termination of Service due to the death or disability of the Participant or due to a Termination of Service by the Company (or the Participant's employer) without Cause or a Termination of Service by the Participant for Good Cause;

        (d)   The Committee will have the power to impose such other restrictions on Awards subject to this Section 12 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements of the Section 162(m) Exemption; and

        (e)   Notwithstanding any provision of the Plan other than Section 4(c), no Participant may be granted Options or Stock Appreciation Rights during any three-year period with respect to more than 1,000,000 (one million) shares, or Restricted Stock or Performance Awards subject to this Section 12 that are denominated in Shares, in any three-year period with respect to more than 1,000,000 (one million) Shares, and the maximum dollar value payable with respect to Performance Units and/or Other Stock Unit Awards that are valued with reference to property other than Shares and granted to any Participant in any three-year period is $3,000,000.

Section 13—Amendments and Termination

        The Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination (collectively, a "change"): (a) will be made without shareholder approval if such approval is necessary to qualify for or comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to qualify or comply; or (b) except as required by applicable law or stock exchange or accounting rules, will be made without the consent of the affected Participant, if such action would impair the rights of such Participant under any outstanding Award; or (c) will cause a Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption. Notwithstanding anything to the contrary herein, the Committee or Board may amend or alter the Plan in such manner as may be necessary so as to have the Plan conform to local rules and regulations in any jurisdiction outside the United States. Notwithstanding the foregoing, any adjustments made pursuant to Section 4(c) will not be subject to these restrictions. Shareholder approval of changes to this Plan will be required to the extent such approval is required by law or agreement, or if such change would: (i) expand the classes of persons to whom Awards may be made under this Plan; (ii) increase the number of shares of Common Stock authorized for grant under this Plan; (iii) increase the number of Shares which may be granted under Awards to any one Participant under this Plan; (iv) increase the number of Shares available for Awards other than Options and Stock Appreciation Rights; (v) allow the creation of additional types of Awards; (vi) decrease performance award criteria except to the extent permitted under Section 12(e); or (vii) change any of the provisions of this sentence of Section 13.

Section 14—General Provisions

        (a)   No Award, and no Shares subject to Awards described in Section 10 that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, except by will or by the laws of descent and distribution; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary to exercise the rights of the Participant with respect to any Award upon the death of the Participant. Each Award will be exercisable, during the Participant's lifetime, only by the Participant or, if permissible under applicable law, by the Participant's guardian or legal representative. Notwithstanding the foregoing, and subject to Section 422 of the Code, the Committee, in its sole discretion, may permit a Participant to assign or transfer an Award: (i) by will or by the laws of descent and distribution; or (ii) in the case of a Nonstatutory Stock Option, unless otherwise determined by the Committee, to such Employee's or Non-Employee Director's children or family members, whether directly or indirectly or by means of a trust or partnership or otherwise. For purposes of this Plan, unless otherwise determined by the Committee, "family member" will have the meaning given to such term in General Instructions A.1 (a)(5) to Form S-8 under the Securities Act of 1933 as amended, or any successor thereto; provided, however, that an Award so assigned or transferred will be subject to all the terms and conditions of the Plan and the instrument evidencing the Award; provided, further, that Termination of Service will continue to refer to the Termination of Service of the original Participant;

        (b)   No Employee or Participant will have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees or Participants under the Plan;

        (c)   The prospective recipient of any Award under the Plan will not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient will have executed an agreement or other instrument evidencing the Award and delivered a copy thereof to the Company, or taken such other similar action as is determined and communicated in writing by the Committee, and otherwise complied with the then applicable terms and conditions;

        (d)   Nothing in the Plan or any Award granted under the Plan will be deemed to constitute an employment or service contract or confer or be deemed to confer on any Participant any right to continue in the employ or service of, or to continue any other relationship with, the Company or any Affiliate or limit in any way the right of the Company or any Affiliate to terminate a Participant's employment or service or other relationship at any time, with or without Cause;

        (e)   Except as provided in Section 12, the Committee will be authorized to make adjustments in performance award criteria or in the terms and conditions of other Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it will deem desirable to carry it into effect. In the event that the Company will assume outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of or combination with another corporation or business entity, the Committee may, in its discretion, make such adjustments in the terms of Awards under the Plan as it will deem appropriate;

        (f)    The Committee will have full power and authority to determine whether, to what extent and under what circumstances any Award will be canceled or suspended. In addition, all outstanding Awards to any Participant may, as determined by the Committee in its sole discretion in any applicable Award Agreement be canceled if the Participant, without the consent of the Company, while employed by the Company or after a Termination of Service, establishes a relationship with a competitor of the Company or engages in activity that is in conflict with or adverse to the interest of the Company or any of its Affiliates, as determined by the Committee. Furthermore, the Committee may determine that an

Award agreement require that, under the circumstances described above calling for cancellation of an Award, the Participant will also be required to remit to the Company, with respect to any Option exercised by the Participant on or after the date which is six months prior to the date that the Participant establishes a competitive relationship or engages in competing activity as foresaid an amount in cash or a certified or bank check equal to 100% of the excess of (A) the fair market value per share of the Company's Common Stock on the date of exercise, multiplied by the number of shares with respect to which the Option is exercised; over (B) the aggregate option price for such number of shares. Any provisions implemented pursuant to this Section 14(f) will be inapplicable following a Change in Control;

        (g)   All certificates for Shares delivered under the Plan pursuant to any Award will be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions;

        (h)   No Award granted hereunder will be construed as an offer to sell securities of the Company, and no such offer will be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would comply with all applicable requirements of the U.S. federal securities laws and any other laws to which such offer, if made, would be subject. The Committee may require each person purchasing or receiving shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer. Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Company will not be required to issue or deliver any certificate or certificates for shares of Common Stock under the Plan prior to fulfillment of all of the following conditions: (i) listing or approval for listing upon notice of issuance, of such shares on the NASDAQ Exchange or such other securities exchange as may at the time be the principal market for the Common Stock; (ii) any registration or other qualification of such shares of the Company under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee will, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and (iii) obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee will, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable;

        (i)    The Committee will be authorized to establish procedures pursuant to which the payment of any Award may be deferred. Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award (including, without limitation, any deferred Award) may, if so determined by the Committee, be entitled to receive, currently or on a deferred or restricted (based on vesting) basis, cash dividends, or cash payments in amounts equivalent to cash dividends on Shares ("dividend equivalents") with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) will be deemed to have been reinvested in additional Shares or otherwise reinvested;

        (j)    Except as otherwise required in any applicable Award Agreement or by the terms of the Plan, recipients of Awards under the Plan will not be required to make any payment or provide consideration other than the rendering of services;

        (k)   The Company will be authorized to withhold from any Award granted or payment due under the Plan the amount of withholding taxes due in respect of an Award or payment hereunder and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Committee will be authorized to establish procedures for election by

Participants to satisfy such obligation for the payment of such taxes by delivery of or transfer of Shares to the Company (up to the employer's minimum required tax withholding rate to the extent the Participant has owned the surrendered shares for less than six months if such a limitation is necessary to avoid a charge to the Company for financial reporting purposes), or by directing the Company to retain Shares (up to the employer's minimum required tax withholding rate) otherwise deliverable in connection with the Award;

        (l)    Nothing contained in the Plan will prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases;

        (m)  The validity, construction and effect of the Plan and any rules and regulations relating to the Plan will be determined in accordance with the laws of the State of New York and applicable federal law;

        (n)   If any provision of the Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision will be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, it will be stricken and the remainder of the Plan will remain in full force and effect; and

        (o)   Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in currency, local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company's obligation with respect to tax equalization for Employees on assignments outside their home country.

Section 15—Effective Date of Plan

        The Plan will be effective as of the date that the Plan is approved by the shareholders of the Company (the "Effective Date").

Section 16—Term of Plan

        The Plan will terminate on the tenth anniversary of the Effective Date unless sooner terminated by the Board pursuant to Section 13; provided, however, that (a) no Incentive Stock Options may be granted more than ten years after the later of: (i) the adoption of the Plan by the Board; and (ii) the adoption by the Board of any amendment to the Plan that constitutes the adoption of a new plan for purposes of Section 422 of the Code. Notwithstanding the foregoing, the Plan provisions applicable to outstanding Awards will continue after the Plan termination date until the last of such Awards have been paid out or have expired by their own terms.

TEAMSTAFF, INC.

(VOTE BY INTERNET OR TELEPHONE)

QUICK EASY	IMMEDIATE

As a stockholder of TeamStaff, Inc., you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Time, on August 17, 2011.

Vote Your Proxy on the Internet:		Vote Your Proxy by Phone:		Vote Your Proxy by Mail:
Call 1 (866) 894-0537
Go to www.cstproxyvote.com Have your proxy card available when you access the above website. Follow the prompts to vote your shares.		Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.		Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.
	OR		OR

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE

VOTING ELECTRONICALLY OR BY PHONE

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY

Please mark your votes like this	☒

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” ALL THE PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”:			FOR all Nominees listed	WITHHOLD AUTHORITY to vote (except as marked to
1.	Election of Directors		to the left	the contrary for all nominees
listed to the left)
	NOMINEES:	(01) MARTIN J. DELANEY AND	☐	☐
(02) ZACHARY C. PARKER

(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above)

		FOR	AGAINST	ABSTAIN
2.	AMENDMENT TO 2006 LONG TERM INCENTIVE PLAN	☐	☐	☐

		FOR	AGAINST	ABSTAIN
3.	RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature	Signature	Date	, 2011.

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Stockholders to be held August 18, 2011

This proxy statement and our 2010 Annual Report to Stockholders are available at http://www.cstproxy.com/teamstaff/2011

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

TEAMSTAFF, INC.

The undersigned appoints Zachary C. Parker and Frederick G. Wasserman, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of TeamStaff, Inc. held of record by the undersigned at the close of business on July 13, 2011  at the Annual Meeting of Stockholders of TeamStaff, Inc. to be held on August 18, 2011 or at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE TWO NOMINEES TO THE BOARD OF DIRECTORS, IN FAVOR OF PROPOSAL 2 AND PROPOSAL 3, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN, ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued, and to be marked, dated and signed, on the other side)